EXHIBIT 2
                               PURCHASE AGREEMENT

                          DATED AS OF JANUARY 22, 1998

                                 BY AND BETWEEN

                           LOCKHEED MARTIN CORPORATION

                                       AND

                           BENCHMARK ELECTRONICS, INC.
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                                                TABLE OF CONTENTS
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                                                    ARTICLE I

                                                    DEFINITIONS

         Section 1.01      Definitions..........................................................................  1

                                                    ARTICLE II

                                                 PURCHASE AND SALE

         Section 2.01      Purchase and Sale of CE Shares.......................................................  1
         Section 2.02      Purchase Price and Payment for CE Shares.............................................  1
         Section 2.03      Adjustment of Purchase Price.........................................................  2
         Section 2.04      Closing..............................................................................  3

                                                     ARTICLE III

                                      REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Section 3.01      Representations and Warranties of the Seller.........................................  4

                                                      ARTICLE IV

                                        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Section 4.01      Representations and Warranties of the Purchaser......................................  4

                                                       ARTICLE V

                                                 COVENANTS OF THE SELLER

         Section 5.01      Conduct of Business..................................................................  4
         Section 5.02      Access to Information................................................................  5
         Section 5.03      Notices of Certain Events............................................................  6
         Section 5.04      Non-Solicitation of Offers...........................................................  7
         Section 5.05      Non-Solicitation of Employees........................................................  7
         Section 5.06      Change of Lockbox Accounts...........................................................  7
         Section 5.07      Access to Information; Cooperation After Closing.....................................  7
         Section 5.08      Maintenance of Insurance Policies....................................................  8
         Section 5.09      Certain Indebtedness and Intercompany Accounts.......................................  8

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                                                           ARTICLE VI

                                                   COVENANTS OF THE PURCHASER

         Section 6.01      Confidentiality......................................................................  8
         Section 6.02      Provision and Preservation of and Access to Certain Information;
                           Cooperation..........................................................................  9
         Section 6.03      Insurance; Financial Support Arrangements............................................  9
         Section 6.04      Non-Solicitation of Employees........................................................ 11
         Section 6.05      Use of Certain Trademarks, etc....................................................... 12
         Section 6.06      Intercompany Accounts................................................................ 12

                                                           ARTICLE VII

                                                     COVENANTS OF THE PARTIES

         Section 7.01      Further Assurances................................................................... 12
         Section 7.02      Certain Filings; Consents............................................................ 12
         Section 7.03      Public Announcements................................................................. 13
         Section 7.04      HSR Act.............................................................................. 13
         Section 7.05      Environmental Insurance Claims....................................................... 13

                                                             ARTICLE VIII

                                                             TAX MATTERS

         Section 8.01      Tax Matters.......................................................................... 14

                                                              ARTICLE IX

                                                 EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

         Section 9.01      Employment and Employee Benefit Matters.............................................. 14

                                                               ARTICLE X

                                                          CONDITIONS TO CLOSING

         Section 10.01     Conditions to the Obligations of Each Party.......................................... 14
         Section 10.02     Conditions to Obligation of the Purchaser............................................ 15
         Section 10.03     Conditions to Obligation of the Seller............................................... 16
         Section 10.04     Updating Disclosure Schedules........................................................ 16
         Section 10.05     Effect of Waiver..................................................................... 16

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                                                                ARTICLE XI

                                                       SURVIVAL; INDEMNIFICATION

         Section 11.01     Survival............................................................................. 16
         Section 11.02     Indemnification...................................................................... 18
         Section 11.03     Procedures........................................................................... 19
         Section 11.04     Limitations.......................................................................... 21

                                                                 ARTICLE XII

                                                                 TERMINATION

         Section 12.01     Termination.......................................................................... 22
         Section 12.02     Effect of Termination................................................................ 23

                                                                 ARTICLE XIII

                                                                 MISCELLANEOUS

         Section 13.01     Notices.............................................................................. 24
         Section 13.02     Amendments; Waivers.................................................................. 25
         Section 13.03     Expenses............................................................................. 25
         Section 13.04     Successors and Assigns............................................................... 25
         Section 13.05     Disclosure........................................................................... 25
         Section 13.06     Construction......................................................................... 26
         Section 13.07     Entire Agreement..................................................................... 26
         Section 13.08     Governing Law........................................................................ 26
         Section 13.09     Counterparts; Effectiveness.......................................................... 27
         Section 13.10     Jurisdiction......................................................................... 27
         Section 13.11     Captions............................................................................. 27
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                                    EXHIBITS

EXHIBIT A                  Definitions

EXHIBIT B                  Representations and Warranties of the Seller

EXHIBIT C                  Representations and Warranties of the Purchaser

EXHIBIT D                  Tax Matters

EXHIBIT E                  Employment and Employee Benefit Matters

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                                   ATTACHMENTS

Attachment I               Opening Statement

Attachment II              Additional Matters Relating to the Calculation of
                           the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount

Attachment III             Form of Supply Agreement

Attachment IV              Form of Interim Services Agreement

Attachment V               Form of CE Facility Lease

Attachment VI              Form of Sanders Sublease

Attachment VII             Consents and Approvals Required Prior to Closing

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                               PURCHASE AGREEMENT

         This Purchase Agreement (together with the Exhibits, Schedules and Attachments hereto, this "Agreement") is entered into as of the 22nd day of January 1998, by and among Lockheed Martin Corporation, a Maryland corporation (the "Seller"), and Benchmark Electronics, Inc., a Texas corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of Lockheed Commercial Electronics Company, a Delaware corporation ("CE"), and owns the CE Facility;

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, in accordance with the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of CE; and

         WHEREAS, in accordance with the terms and conditions of this Agreement, the Seller and the Purchaser desire to enter into certain other agreements and arrangements contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. Defined terms used in this Agreement shall have the meanings specified in this Agreement or in Exhibit A.

                                   ARTICLE II

                                PURCHASE AND SALE

         Section 2.01 PURCHASE AND SALE OF CE SHARES. Upon the terms and subject to the conditions set forth in this Agreement, the parties agree that on the Closing Date, among other things, the Seller will sell, transfer, assign and deliver to the Purchaser all of the CE Shares, and the Purchaser will purchase from the Seller all of the CE Shares.

         Section 2.02 PURCHASE PRICE AND PAYMENT FOR CE SHARES. The consideration to be paid by the Purchaser to the Seller in exchange for the sale, transfer, assignment and delivery to the Purchaser of the CE Shares shall be $70,000,000 (the "Purchase Price"), which shall be paid by the

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Purchaser to the Seller at the Closing by wire transfer of immediately available funds. The Purchase Price shall be subject to adjustment as provided in Section 2.03.

         Section 2.03 ADJUSTMENT OF PURCHASE PRICE.

         (a) Promptly following the Closing Date, but in no event later than 60 days after the Closing Date, the Seller shall prepare and submit to the Purchaser a statement of net working capital setting forth, in reasonable detail, the Seller's calculation of the Net Working Capital of the Business as of the close of business on the day prior to the Closing Date (the "Proposed Final Net Working Capital Amount"). In the event the Purchaser disputes the correctness of the Proposed Final Net Working Capital Amount, the Purchaser shall notify the Seller of its objections within 30 days after receipt of the Seller's calculation of the Proposed Final Net Working Capital Amount and shall set forth, in writing and reasonable detail, the reasons for the Purchaser's objections. If the Purchaser fails to deliver a notice of objections within such time, the Purchaser shall be deemed to have accepted the Seller's calculation. The Seller and the Purchaser shall endeavor in good faith to resolve any disputed items within 20 days after the Seller's receipt of the Purchaser's notice of objections. If they are unable to do so, the Purchaser and the Seller shall select a nationally known independent accounting firm (other than Ernst & Young LLP or KPMG Peat Marwick LLP to resolve the dispute (in a manner consistent with Section 2.03(b) and with any items not in dispute), and the determination of such firm in respect of the correctness of each item remaining in dispute shall be conclusive and binding on the Seller and the Purchaser. The Net Working Capital as of the close of business on the day prior to the Closing Date as finally determined pursuant to this Section 2.03(a) (whether by failure of the Purchaser to deliver notice of objection, by agreement of the Seller and the Purchaser or by determination of the accountants selected as set forth above) is referred to herein as the "Final Net Working Capital Amount."

         (b) The Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount shall be determined on a basis consistent with the manner in which the Opening Statement was prepared as disclosed in the notes to the Opening Statement or as otherwise set forth in Attachment II.

         (c) If the Final Net Working Capital Amount is greater than $27,000,000, the difference between the Final Net Working Capital Amount and $26,000,000 shall be paid to the Seller by the Purchaser with interest thereon from the Closing Date to the date of payment at a rate per annum equal to the per annum interest rate announced from time to time by Morgan Guaranty Trust Company of New York as its prime rate in effect. If the Final Net Working Capital Amount is less than $25,000,000, the difference between $26,000,000 and the Final Net Working Capital Amount shall be paid to the Purchaser by the Seller with interest thereon from the Closing Date to the date of payment at a rate per annum equal to the per annum interest rate announced from time to time by Morgan Guaranty Trust Company of New York as its prime rate in effect. If the Final Net Working Capital Amount is equal to or within $1,000,000 of $26,000,000, there shall be no adjustment to the Purchase Price. Such payment shall be made in immediately available funds not later than two Business Days after the determination of the Final Net Working Capital Amount by wire transfer to a bank account designated by the party entitled to receive the payment. The Purchase Price, as

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finally adjusted pursuant to this Section 2.3 (but without regard to any interest paid by the Seller or the Purchaser pursuant to this Section 2.3(c)), is referred to herein as the "Adjusted Purchase Price."

         (d) The fees and expenses, if any, of the accounting firm selected to resolve any disputes between the Seller and the Purchaser in accordance with
Section 2.03(a) shall be paid one-half by the Seller and one-half by the Purchaser.

         Section 2.04 CLOSING. The closing (the "Closing") of the Contemplated Transactions shall take place at the offices of Miles & Stockbridge, a Professional Corporation, 10 Light Street, Baltimore, Maryland 21202, on February 17, 1998; provided, however, that if all of the conditions to Closing set forth in Article X have not been satisfied (or waived) as of that date and if closing on that date therefore would be impractical, the Closing shall take place on such other day as the parties to this Agreement may agree. The Closing will occur at 9:00 a.m. on the Closing Date. At the Closing, among other things:

                  (i) the Purchaser shall pay and deliver to the Seller $70,000,000 in immediately available funds by wire transfer to an account designated by the Seller (which account shall be designated by the Seller by written notice to the Purchaser at least two Business Days prior to the Closing Date, or such shorter notice as the Purchaser shall accept);

                      (ii) the Seller shall deliver to the Purchaser a certificate or certificates representing all of the outstanding CE Shares accompanied by a stock power or powers duly endorsed by the Seller in blank;

                  (iii) the Seller and the Purchaser shall enter into a Supply Agreement in the form of Attachment III;

                  (iv) the Seller and the Purchaser shall enter into an Interim Services Agreement in the form of Attachment IV;

                  (v) the Seller and the Purchaser shall enter into (a) a lease for the CE Facility (the "CE Facility Lease") in the form of Attachment V, and (b) a sublease for that portion of the CE Facility currently occupied by the Seller's Sanders business unit in the form of Attachment VI (the "Sanders Sublease"); and

                  (vi) the Seller and the Purchaser shall enter into any other agreements reasonably necessary to give effect to the Contemplated Transactions.


                                   ARTICLE III

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                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Section 3.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Purchaser as set forth in Exhibit B.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Section 4.01 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Seller as set forth in Exhibit C.


                                    ARTICLE V

                             COVENANTS OF THE SELLER

         Section 5.01 CONDUCT OF BUSINESS. Except as contemplated by this Agreement, from the date of this Agreement until the Closing Date, the Seller shall cause CE to conduct the Business in the ordinary course consistent with past practice and shall use reasonable commercial efforts to preserve in all material respects the business of CE (except that CE may sell or otherwise dispose of obsolete or discontinued Inventory, whether or not in the ordinary course of business). Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, subject to any exceptions deemed appropriate to ensure compliance with Applicable Laws and except as contemplated by this Agreement or as consented to by the Purchaser in writing (which consent shall not be unreasonably withheld), neither the Seller nor CE will:

         (a) with respect to the Business acquire a material amount of assets from any other Person other than (i) raw materials and Inventory in the ordinary course of business or (ii) in connection with the transactions contemplated by
Section 5.09;

         (b) sell, lease, license or otherwise dispose of a material amount of CE's assets or the CE Facility (other than as contemplated by Section 5.09), except (i) the sale or other disposition of finished products or obsolete or discontinued Inventory in the ordinary course of business or (ii) for the sale, lease, license or other disposition of obsolete Inventory, whether or not in the ordinary course of business;

         (c) amend its certificate of incorporation or by-laws in any respect;

         (d) except (i) as required by law or regulation, Employee Plans, or Benefit Arrangements, (ii) as is consistent with past practice, or (iii) as contemplated by the Disclosure Schedule, enter into or amend in any material respect any Employee Plan or Benefit Arrangement of CE;

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         (e) cause or permit CE to merge or consolidate with any other business entity;

         (f) authorize for issuance, issue or sell any additional shares of the capital stock of CE or any securities or obligations convertible into or exchangeable for shares of the capital stock of CE or issue or grant any option, warrant or other right to purchase any shares of the capital stock of CE;

         (g) cause CE to incur long-term debt for borrowed money;

         (h) agree or commit to do any of the things prohibited by the foregoing; or

         (i) take or agree or commit to take any action, or omit or agree or commit to take any action, that would result in the failure of the condition to the Purchaser's obligation to close set forth in Section 10.02(ii).

         Section 5.02 ACCESS TO INFORMATION.

         (a) Except as appropriate to ensure compliance with any Applicable Laws (including, without limitation, any requirements with respect to security clearances) and subject to any applicable privileges (including, without limitation, the attorney-client privilege), from the date of this Agreement until the Closing Date, the Seller will (a) give the Purchaser and its Representatives reasonable access to the records of CE and the records of the Seller relating to the Business during normal business hours and upon reasonable prior notice, (b) furnish to the Purchaser and its Representatives such financial and operating data and other information relating to the Business as the Purchaser may reasonably request and (c) instruct the employees and Representatives of the Seller and CE to cooperate with the Purchaser in its investigation of the Business. Without limiting the generality of the foregoing, subject to the limitations set forth in the first sentence of this Section 5.02,
(i) the Seller shall use reasonable commercial efforts to enable the Purchaser and its Representatives to conduct, at the Purchaser's own expense, business and financial reviews, investigations and studies as to the operation of the Business, including any tax, operating or other efficiencies that may be achieved and (ii) from the date of this Agreement to the Closing Date, the Seller shall give the Purchaser and its Representatives access to information relating to the Business of the type, and with the same level of detail, as in the ordinary course of business is made available to the president or chief financial officer of CE. Notwithstanding the foregoing, except with respect to the records of CE after the Closing, the Purchaser shall not have access to personnel records of the Seller or CE relating to individual performance or evaluation records, medical histories or other information which in the Seller's good faith opinion is sensitive or the disclosure of which could subject the Seller to risk of liability. Except as otherwise contemplated by Section 10.04, no investigation by the Purchaser or other information received by the Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Seller hereunder.

         (b) For a period of two years after the Closing, the Seller and its Affiliates will hold, and will use reasonable commercial efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to

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disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, except to the extent that such documents or information can be shown to have been (i) in the public domain through no fault of the Seller or its Affiliates or (ii) lawfully acquired by the Seller or its Affiliates (other than CE) from sources other than those related to its prior ownership of the Business. Notwithstanding the foregoing, the obligation of the Seller and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

         Section 5.03 NOTICES OF CERTAIN EVENTS. The Seller shall, promptly after obtaining knowledge of the following, notify the Purchaser of:

         (a) any notice or other communication to the Seller or CE from any Person alleging that the consent of such Person is required in connection with the Contemplated Transactions;

         (b) any notice or other communication to the Seller or CE from any Governmental Authority in connection with the Contemplated Transactions;

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Seller, CE or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
B.11 of Exhibit B that relate to the consummation of the Contemplated Transactions; and

         (d) the damage or destruction by fire or other casualty of any material asset of CE, or of the CE Facility or any part thereof, or in the event that any material asset of CE, or of the CE Facility or any part thereof, becomes the subject of any proceeding or, to the knowledge of Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar government action.

         Section 5.04 NON-SOLICITATION OF OFFERS. Without the prior written consent of the Purchaser, except as permitted by Section 5.01, from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, the Seller shall not authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Person (other than the Purchaser) relating to any acquisition or purchase of all or part of the Business (whether by asset or stock sale, business combination transaction or otherwise), or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to the Business (other than in the ordinary course of business) or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

         Section 5.05 NON-SOLICITATION OF EMPLOYEES. From and after the date of this Agreement until the first anniversary of the Closing Date, except for those employees identified in writing by

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the Seller prior to the date of this Agreement, the Seller and its Subsidiaries shall not, without prior written approval of the Purchaser, directly or indirectly solicit any individual who is an employee of CE on the Closing Date to terminate his or her relationship with CE; provided, however, that the foregoing shall not apply to individuals hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or a class of individuals that could only be satisfied by employees of CE on the Closing Date) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of CE.

         Section 5.06 CHANGE OF LOCKBOX ACCOUNTS. Immediately after the Closing, the Seller shall take such steps as the Purchaser may reasonably request to cause the Purchaser to be substituted as the sole party having control over any lockbox or similar bank account maintained exclusively by CE to which customers of CE directly make payments in respect of the business of CE or to direct the bank at which any such lockbox or similar account is maintained to transfer any payments made thereto to an account established by the Purchaser.

         Section 5.07 ACCESS TO INFORMATION; COOPERATION AFTER CLOSING. Except as appropriate to ensure compliance with any Applicable Laws (including, without limitation, any requirements with respect to security clearances) and subject to any applicable privileges (including, without limitation, the attorney-client privilege), on and after the Closing Date the Seller shall (i) at the Seller's expense, afford the Purchaser and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of the Seller and its Subsidiaries to the extent relating to the business of CE, (ii) at the Seller's expense, provide copies of such information concerning the business of CE as the Purchaser may reasonably request for any proper purpose, including, without limitation, in connection with the preparation of any financial statements or in connection with any judicial, quasi judicial, administrative or arbitration proceeding and (iii) at the Purchaser's and CE's expense, cooperate fully with the Purchaser for any proper purpose, including, without limitation, in the defense or pursuit of any claim or action that relates to occurrences involving the business of CE prior to the Closing Date.

         Section 5.08 MAINTENANCE OF INSURANCE POLICIES. The Seller shall not have any obligation to maintain the effectiveness of any insurance policy relating to CE or its business after the Closing Date or to make any monetary payment in connection with any such policy.

         Section 5.09 CERTAIN INDEBTEDNESS AND INTERCOMPANY ACCOUNTS. On or before the Closing Date, the Seller shall cause the Seller and each of its Subsidiaries to contribute to the equity of CE all net intercompany amounts due between the Seller and its Subsidiaries (other than CE) on the one hand, and CE on the other hand (including but not limited to amounts relating to intercompany accounts receivable and promissory notes, but excluding amounts relating to intercompany accounts that are of a type included in the Opening Statement as "Accounts Receivable--Affiliated Companies" or "Accounts Payable--Affiliated Companies"), and shall cause such intercompany amounts to be eliminated or cancelled on or prior to the Closing Date.

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                                   ARTICLE VI

                           COVENANTS OF THE PURCHASER

         Section 6.01 CONFIDENTIALITY. The Purchaser agrees that all information provided or otherwise made available in connection with the Contemplated Transactions to the Purchaser or its Representatives will be treated as if provided under the Purchaser Confidentiality Agreement and that, notwithstanding any provision of the Purchaser Confidentiality Agreement to the contrary, all the provisions of the Purchaser Confidentiality Agreement shall survive the execution of this Agreement.

         Section 6.02 PROVISION AND PRESERVATION OF AND ACCESS TO CERTAIN INFORMATION; COOPERATION.

         (a) Prior to the Closing Date, the Purchaser shall provide to the Seller promptly upon its receipt thereof written notice that the Purchaser has knowledge of facts or circumstances that may constitute a breach of any of Seller's representations, warranties, covenants or agreements under this Agreement.

         (b) On and after the Closing Date, the Purchaser shall preserve all books and records of the business of CE for a period of six years commencing on the Closing Date (or in the case of books and records relating to tax or employee benefit matters, until such time as the Seller notifies the Purchaser in writing that all statutes of limitations relating to tax periods to which such records relate have expired), and thereafter, shall not destroy or dispose of such records without giving notice to the Seller of such pending disposal and offering the Seller the right to copy or take possession of such records. From and after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client privilege), the Purchaser shall (i) at the Purchaser's expense, afford the Seller and its Subsidiaries together with their Representatives, reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of the Purchaser and CE, (ii) at the Purchaser's expense, provide copies of such information concerning the business of CE as the Seller or its Subsidiaries may reasonably request for any proper purpose, including, without limitation, in connection with the preparation of any tax returns or financial statements or in connection with any judicial, quasi judicial, administrative, tax, audit or arbitration proceeding and in connection with the preparation of any financial statements or reports in accordance with past practices and procedures and (iii) at the Seller's expense, cooperate fully with the Seller and its Subsidiaries for any proper purpose, including, without limitation, the defense of or pursuit of any claim or action that relates to the Seller or any of its Subsidiaries.

         Section 6.03 INSURANCE; FINANCIAL SUPPORT ARRANGEMENTS.

         (a) The Purchaser acknowledges and agrees that as of the Closing Date neither the Purchaser, CE, any property owned or leased by the Purchaser or CE, nor any of the directors, officers, employees or agents of the Purchaser or CE will be insured under any insurance policies

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maintained by the Seller or any of its Affiliates, except (i) in the case of certain policies, to the extent that a claim has been reported as of the Closing Date and (ii) in the case of a policy that is an occurrence policy, to the extent the accident, event or occurrence that results in an insurable loss occurs prior to the Closing Date and has been, is or will be reported or noticed to the respective carrier in accordance with the requirements of the policy. From and after the Closing Date, neither the Seller nor any of its Affiliates shall have any obligation of any kind to maintain any form of insurance covering all or any part of CE or the assets, business or employees of CE.

         (b) The Purchaser agrees to reimburse the Seller within 90 days of receipt of an invoice, accompanied by a complete description of the event or events on which the invoice is based and all documentation related thereto, for the amount of any self insurance, and the amount of any retention, deductible, retrospective premium, cash payment for reserves calculated or charged on an incurred loss basis and similar items, including but not limited to associated administrative expenses and allocated loss adjustment or similar out-of-pocket expenses of third parties paid within three years of the Closing Date by the Seller or any of its Affiliates to one or more of the companies insuring the business of CE (collectively, "Insurance Liabilities") and which (i) under the principles and practices with respect to such matters followed by CE and the Seller prior to the Closing Date, as disclosed to the Purchaser in the documentation submitted with the invoice, would have been allocated to CE by the Seller, (ii) result from or arise under any and all current or former insurance policies maintained by the Seller or any of its Affiliates with respect to the activities of CE, and (iii) relate to or arise out of the business of CE prior to the Closing Date; provided, that the Purchaser shall not be required to reimburse the Seller for any Insurance Liabilities that relate to activities, conduct or conditions with respect to which the Seller is responsible or liable under the terms of this Agreement.

         (c) The Purchaser agrees that, to the extent any of the insurers under any of the insurance policies maintained by the Seller or any of its Affiliates, in accordance with the terms of the insurance policies, requests or requires collateral, deposits or other security to be provided with respect to claims made against such insurance policies relating to or arising from the business of CE, the Purchaser will provide the collateral, deposits or other security or, upon request of the Seller, will replace any collateral, deposits or other security provided by the Seller or any of its Affiliates.

         (d) The Purchaser agrees that, not later than December 31, 1998, and in a manner reasonably satisfactory to the Seller, the Purchaser will ensure that the Seller and its Affiliates are released from all obligations of the Seller and its Affiliates under all Financial Support Arrangements maintained by the Seller or any of its Affiliates in connection with the Business of CE. A list of all such Financial Support Arrangements in effect as of the date of this Agreement is set forth in Schedule 6.03.

         (e) The Seller will use reasonable commercial efforts to cause each Financial Support Arrangement to remain in full force and effect in accordance with its terms until the earliest of (i) the date (the "Release Date") on which the Purchaser ensures that the Seller and its Affiliates are released from all obligations of the Seller and its Affiliates under such Financial Support Arrangement in accordance with Section 6.03(d), (ii) December 31, 1998 and (iii) the date such

Financial Support Arrangement terminates in accordance with its terms. After the Closing Date and prior to the Release Date for any such Financial Support Arrangement, the Seller will not waive any requirements of or agree to amend such Financial Support Arrangement without the prior written consent of the Purchaser.

         (f) If, after the Closing Date, (i) any amounts are drawn on or paid under any Financial Support Arrangement where the Seller or any of its Affiliates is obligated to reimburse the Person making such payment or (ii) the Seller or any of its Affiliates pays any amounts under, or any fees, costs or expenses relating to, any Financial Support Arrangement, the Purchaser shall pay the Seller such amounts promptly after receipt from the Seller of notice thereof accompanied by written evidence of the underlying payment obligation.

         (g) In the event that the Purchaser fails to ensure that the Seller and its Affiliates are released from all obligations of the Seller and its Affiliates under the Financial Support Arrangements not later than December 31, 1998, the Purchaser shall (i) promptly deposit with the Seller cash in an amount equal to the aggregate principal or stated amount, as may be applicable, of the Financial Support Arrangements not so released or (ii) subject to the prior approval of the Seller, provide back-up letters of credit in form and substance satisfactory to the Seller with respect to such Financial Support Arrangements. Any cash deposited with the Seller in accordance with clause (i) shall be held by the Seller in a segregated account and shall be used by the Seller solely to satisfy its payment obligations in respect of such Financial Support Arrangements, and the unused portion of any cash relating to a Financial Support Arrangement shall be returned to the Purchaser promptly after the occurrence of the Release Date with respect to, or any other termination of, the Financial Support Arrangement.

         Section 6.04 NON-SOLICITATION OF EMPLOYEES. From and after the date of this Agreement until the first anniversary of the Closing Date, neither the Purchaser nor CE shall, without prior written approval of the Seller, directly or indirectly solicit any individual who is an employee of the Seller or any of its Subsidiaries (other than CE) at any time on or after the date of this Agreement to terminate his or her relationship with the Seller or any of its Subsidiaries; provided, however, that the foregoing shall not apply to individuals hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or a class of individuals that could only be satisfied by employees of the Seller or any of its Subsidiaries (other than CE) on the Closing Date) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the Seller or any of its Subsidiaries.

         Section 6.05 USE OF CERTAIN TRADEMARKS, ETC. The Purchaser acknowledges and agrees that it is not obtaining any rights or licenses with respect to the names "Lockheed Martin Corporation," "Lockheed Corporation," "Martin Marietta Corporation," "Loral Corporation," "Sanders" or any derivative thereof, or to their logos or trade dress, or to any other Intellectual Property Rights not owned by CE or licensed to CE. As soon as practicable following the Closing, the Purchaser shall take all actions necessary to cause CE to change its corporate name so as not to include the word "Lockheed." As soon as practicable following the Closing, but no later than 90 days after the Closing Date, the Purchaser shall remove and change signage, change and substitute promotional and advertising material in whatever medium, change stationery and packaging and take all such other steps as may be required or appropriate to cease use of all such Intellectual Property Rights not owned by CE. The Seller agrees that during the 90-day period contemplated by the preceding sentence CE shall be authorized to continue to use the words "Lockheed" and "Lockheed Martin" in connection with the items referenced in such sentence, but only to the extent and for the purposes for which such words are being used by CE on the date of this Agreement.

         Section 6.06 INTERCOMPANY ACCOUNTS. The Purchaser shall take, and shall cause CE to take, all actions and to do, or cause to be done, all things necessary, proper and appropriate to give effect to the contribution to the equity of CE all net intercompany amounts contemplated to be contributed, eliminated or cancelled on or prior to the Closing Date by Section 5.08.


                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

         Section 7.01 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party shall use all reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the Contemplated Transactions. The Seller and the Purchaser shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Contemplated Transactions. Except as otherwise expressly set forth in this Agreement, nothing in this Section 7.01 shall require the Seller or the Purchaser to make any payments in order to obtain any consents or approvals necessary or desirable in connection with the consummation of the Contemplated Transactions.

         Section 7.02 CERTAIN FILINGS; CONSENTS. The Seller and the Purchaser shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the Contemplated Transactions and (ii) subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 7.03 PUBLIC ANNOUNCEMENTS. The Seller and the Purchaser shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Contemplated Transactions and, except as may be required by Applicable Law or any listing agreement with any national or international securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, no provision of this Agreement shall relieve the Purchaser from any of its obligations under the Purchaser Confidentiality Agreement or terminate any of the restrictions imposed by Section 6.01.

         Section 7.04 HSR ACT. The parties shall take all actions necessary or appropriate to cause the prompt expiration or termination of any applicable waiting period under the HSR Act in respect of the Contemplated Transactions, including, without limitation, complying as promptly as practicable with any requests for additional information.

         Section 7.05 ENVIRONMENTAL INSURANCE CLAIMS. Notwith-standing any provision to the contrary in this Agreement, this Section 7.05 shall constitute the parties' agreement regarding the allocation of insurance proceeds with respect to claims for liabilities that arise under or relate to Environmental Laws that are comprised, in whole or in part, of Environmental Liabilities (the "Environmental Insurance Claims"). The Purchaser acknowledges that the Seller shall control the Environmental Insurance Claims and shall have the right to compromise or settle any Environmental Insurance Claims; provided, however, that without the prior written consent of the Purchaser, the Seller shall not have the right to enter into, and the Purchaser and CE shall not be bound by, any compromise or settlement of any Environmental Insurance Claim that (i) imposes any liability, obligation or responsibility on CE or the Purchaser or (ii) imposes any condition, restriction or limitation on the operation or conduct of the business of CE or the Purchaser, or on CE's property or the CE Facility. The Seller will act in good faith and with reasonable prudence to maximize recovery with respect to the Environmental Insurance Claims and will allocate any recovery received with respect to such Environmental Insurance Claims, first, to the costs it incurred to collect such recovery, and second, to reimburse any Governmental Authority, prime contractor or subcontractor pursuant to a contract with the U.S. Government.

         With respect to any recovery remaining (the "Remaining Recovery"):

                  (i) if the recovery applies to liabilities that are liabilities of CE and to liabilities that are not liabilities of CE, and the recovery was not designated as arising from specific liabilities (e.g., a global settlement with an insurance carrier), the Seller will pay the Purchaser an amount equal to the Remaining Recovery multiplied by X multiplied by (one minus Y); where X equals the total of the Environmental Insurance Claims (estimated in good faith and upon a reasonable basis as of the date of recovery) under the applicable insurance policies divided by the total environmental and other claims by the Seller under said insurance policies; and Y equals the Seller's past expenditures on said liabilities divided by the sum of (A) the Seller's past expenditures on said liabilities and (B) the total estimated expenditures to be made by the Seller or the Purchaser in respect of said liabilities (estimated in good faith and upon a reasonable basis as of the date of recovery), or

             (ii) if the recovery was designated as arising from specific liabilities of CE, the Seller will pay the Purchaser the Remaining Recovery multiplied by (one minus Y).

To the extent that any Remaining Recovery is insufficient to satisfy any Environmental Liabilities, the responsibility of the Seller, on the one hand, and the Purchaser and CE, on the other hand, for such additional amounts shall be governed by the other provisions of this Agreement, including, without limitation, the proviso to the second sentence of this Section 7.05.

                                  ARTICLE VIII

                                   TAX MATTERS

         Section 8.01 TAX MATTERS. The parties agree as to tax matters as set forth in Exhibit D.

                                   ARTICLE IX

                     EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

         Section 9.01 EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS. The parties agree as to employment and employee benefit matters as set forth in Exhibit E.

                                    ARTICLE X

                              CONDITIONS TO CLOSING

         Section 10.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Seller and the Purchaser to consummate the Closing are subject to the satisfaction (or waiver) of the following conditions:

                  (i) Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated;

                  (ii) No provision of any Applicable Law or regulation and no judgment, injunction, order or decree shall prohibit the Closing, and no action or proceeding shall be pending before any court, arbitrator or governmental body, agency or official with respect to which counsel reasonably satisfactory to the Seller and the Purchaser shall have rendered a written opinion that there is a substantial likelihood of a determination that would prohibit the Closing;

                  (iii) All actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been obtained;

                  (iv) The Seller and the Purchaser shall have executed and delivered the Supply Agreement in the form attached as Attachment III and the Interim Services Agreement in the form attached as Attachment IV;

                  (v) The Seller shall have obtained the consents or approvals contemplated by Attachment VII;

                  (vi) The Seller and the Purchaser shall have entered into the CE Facility Lease in the form attached as Attachment V and the Sanders Sublease in the form attached as Attachment VI; and

                  (vii) the Seller shall have delivered to the Purchaser a certificate or certificates representing all of the outstanding CE Shares accompanied by a stock power or powers duly endorsed by the Seller in blank.

         Section 10.02 CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligations of the Purchaser to consummate the Closing are subject to the satisfaction (or waiver by the Purchaser) of the following further conditions:
(i) the Seller shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the Seller contained in this Agreement (except for representations and warranties that by their terms speak only as of the date of this Agreement) shall be accurate at and as of the Closing Date, as if made at and as of such date, except for any inaccuracies which, individually or in the aggregate, have not had or may not reasonably be expected to have, a Material Adverse Effect on CE and (iii) the Purchaser shall have received a certificate signed by an officer of the Seller to the foregoing effect.

         Section 10.03 CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the Closing is subject to the satisfaction (or waiver by the Seller) of the following further conditions: (i) the Purchaser shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of the Purchaser contained in this Agreement (except for representations and warranties that by their terms speak only as of the date of this Agreement) shall be accurate at and as of the Closing Date, as if made at and as of such date, except for such inaccuracies which, individually or in the aggregate, have not had, and may not reasonably be expected to have, a Material Adverse Effect on the Seller, and (iii) the Seller shall have received a certificate signed by an officer of the Purchaser to the foregoing effect.

         Section 10.04 UPDATING DISCLOSURE SCHEDULES. At any time prior to the Closing the Seller shall be entitled to deliver to the Purchaser updates to or substitutions of the Disclosure Schedules provided that such updates or substitutions are clearly marked as such and are addressed to the Purchaser at the address listed in Section 13.01. In the event that the Seller delivers updated or substitute Disclosure Schedules on or after the third day before any scheduled closing date, the Purchaser shall be entitled to extend the scheduled closing date to the third day after it receives the updated or substitute Disclosure Schedule, or if such day is not a Business Day, to the next Business Day. The delivery by the Seller of updated or substitute Disclosure Schedules shall not prejudice any rights of the Purchaser under this Agreement, including but not limited to the right to claim that the representations and warranties of the Seller, when made on the date of this Agreement, were untrue; provided, however, that if the Purchaser decides not to assert any such claim and consummates the Closing, the updated or substitute Disclosure Schedules shall replace, in whole or in part as the case may be, the Disclosure Schedules previously delivered hereunder for all purposes.

         Section 10.05 EFFECT OF WAIVER. Any waiver by the Purchaser of the conditions specified in clause (ii) of Section 10.02 and any waiver by the Seller of the conditions specified in clause (ii) of Section 10.03, if made knowingly, shall also be deemed a waiver by such Person of any claim for Damages as the result of any breaches of the representations referred to in such clauses.


                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

         Section 11.01 SURVIVAL.

         (a) The covenants, agreements, representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant to this Agreement or in connection with this Agreement shall survive the Closing, as follows:

                  (i) the representations and warranties in Sections B.01, B.02, B.03, B.04, B.05 and B.14 shall survive indefinitely;

                  (ii) the representations and warranties in Section B.15 shall not survive the Closing;

                  (iii) the representations and warranties in Exhibit B (other than those Sections of Exhibit B referenced in the preceding clauses
         (i) and (ii)) shall survive for a period of two years from the Closing Date;

                  (iv) the representations and warranties in Exhibit D shall survive until the expiration of the applicable statute of limitations;

                  (v) the representations and warranties in Sections C.01, C.02, C.03, C.05, C.07 and C.08 shall survive indefinitely;

                  (vi) the representations and warranties in Exhibit C (other than those Sections of Exhibit C referenced in the preceding clause
         (v)) shall survive for a period of two years from the Closing Date; and

                  (vii) those covenants and agreements set forth in this Agreement that, by their terms, are to have effect after the Closing Date shall survive for the period contemplated by those covenants or agreements, or if no period is expressly set forth, indefinitely.

The representations, warranties, covenants and agreements referenced in the preceding clauses (i) and (iii) through (vii) are referred to herein as the "Surviving Representations or Covenants." The Surviving Representations or Covenants shall expire at the respective expiration dates stated above, except for claims for any misrepresentation or breach of any Surviving Representation or Covenant made in writing and received by the party against whom such misrepresentation or breach is asserted prior to the applicable expiration date stated above. It is understood and agreed that, except for liabilities based on fraud and except as expressly provided in this Agreement, after the Closing there shall be no liability or obligation in respect of a breach or alleged breach of any representation, warranty, covenant and other agreement, and that after the Closing the exclusive remedies as between the Purchaser and its Affiliates (including CE following the Closing) on the one hand, and the Seller and its Affiliates on the other hand, for Damages (whether by contract, in tort or otherwise, and whether in law, in equity or otherwise) in respect of the Business or CE shall be those remedies expressly provided in this Agreement.

         (b) Except as otherwise provided in this Agreement, the Purchaser for itself, its Affiliates (including CE following the Closing) and their respective Representatives, effective as of the Closing, releases and discharges the Seller, its Affiliates and their respective Representatives from any and all Damages (whether by contract, in tort or otherwise, and whether in law, in equity or otherwise), rights of subrogation and contribution and remedies of any nature whatsoever, known or unknown, relating to or arising out of Environmental Liabilities or Environmental Laws, in either case, arising in connection with or in any way relating to the Business or CE.

         Section 11.02 INDEMNIFICATION.

         (a) Effective as of the Closing, the Purchaser hereby indemnifies the Seller and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from, any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by the Purchaser pursuant to this Agreement, (ii) any Financial Support Arrangement referred to in Section 6.03, (iii) any matters for which indemnification is provided under Exhibits D and E (it being understood that such indemnification will be governed by and subject to the terms of such Exhibits), or (iv) any liabilities arising in connection with or in any way relating to the Business (but only as conducted on or after the Closing Date), CE or the CE Facility (but only during a period in which the Purchaser or CE or any of their Affiliates or successors owns or leases the CE Facility), or the Purchaser's or CE's or any other Person's use, ownership or operation thereof (but, with respect to the CE Facility, only during a period in which the Purchaser or CE or any of their Affiliates or successors owns or leases the CE Facility), whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws to the extent such liabilities arise out of, relate to, are based on or result from any action taken (or a failure to take action) or any event occurring on or after the Closing Date, including, without limitation, (A) Remedial Actions, (B) personal injury, wrongful death, economic loss or property damage claims, (C) claims for natural resource damages, (D) violations of law or (E) any other Damages with respect thereto.

         (b) Effective as of the Closing and subject to the limitations set forth in Section 11.04, the Seller hereby indemnifies the Purchaser and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from, any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by the Seller pursuant to this

Agreement, (ii) any Environmental Liabilities to the extent arising out of, relating to, based on or resulting from actions taken (or failure to take action), conditions existing or events occurring prior to the Closing, (iii) any Indemnified Pre-Closing Claims and any matters for which indemnification is provided under Exhibits D and E (it being understood that such indemnification will be governed by and subject to the terms of such Exhibits) or (iv) any (A) workers compensation claims, (B) claims contemplated by Item 2 in Schedule B.10, and (C) claims contemplated by Item 4 in Schedule B.11, but in each case only to the extent attributable to a time, or arising out of, relating to, based on or resulting from any action (or failure to act), conditions existing or events occurring, prior to the Closing Date.

         Section 11.03 PROCEDURES.

         (a) If the Seller or any of its Affiliates or any of their directors, officers, employees or agents shall seek indemnification pursuant to Section 11.02(a), or if the Purchaser or any of its Affiliates or any of their directors, officers, employees or agents shall seek indemnification pursuant to
Section 11.02(b), such Person seeking indemnification (the "Indemnified Party") shall give written notice to the party from whom such indemnification is sought (the "Indemnifying Party") promptly after the Indemnified Party (or, if the Indemnified Party is a corporation, any officer of the Indemnified Party) becomes aware of the facts giving rise to such claim for indemnification (an "Indemnified Claim") specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Damages, if known, the method of computation thereof, and containing a reference to the provision of this Agreement in respect of which such Indemnified Claim arises. The failure of an Indemnified Party to provide notice pursuant to this Section 11.03 shall not constitute a waiver of that party's claims to indemnification pursuant to
Section 11.02 in the absence of material prejudice to the Indemnifying Party. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action or proceeding brought by a Person that is not a party hereto (a "Third Party Claim") any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on the Indemnified Party in connection with such Third Party Claim.

         (b) (i) Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 11.03(a), the Indemnifying Party will, subject to the provisions of Section 11.03(b)(ii) and (iii), assume the defense and control of such Third Party Claim but shall allow the Indemnified Party a reasonable opportunity to participate in the defense thereof with its own counsel and at its own expense. The Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement thereof; and shall at all times diligently and promptly pursue the resolution thereof. In conducting the defense thereof, the Indemnifying Party shall at all times act as if all Damages relating to such Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party.

                  (ii) Subject to the provisions of Section 11.03(b)(iii), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, without the consent of any Indemnified Party; provided, that the Indemnifying Party shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (2) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party's business; and (3) obtain, as a condition of any settlement or other resolution, a complete release of each Indemnified Party.

                  (iii) An Indemnified Party may elect to share the defense of a Third Party Claim the defense of which has been assumed by the Indemnifying Party pursuant to Section 11.03(b)(i). In that event, the Indemnified Party will so notify the Indemnifying Party in writing. Thereafter, the Indemnifying Party and the Indemnified Party shall participate on an equal basis in the defense, management and control of any such claim. The Indemnifying Party and the Indemnified Party shall select mutually satisfactory counsel, contractors and consultants to conduct the defense or settlement thereof, and shall at all times diligently and promptly pursue the resolution thereof. The Indemnifying Party and the Indemnified Party shall each be responsible for one-half of all Damages incurred after the Indemnified Party has provided notice as provided in this clause (iii), including costs of defense and investigation, in respect of any such claim, provided that the election of the Indemnified Party to share in the defense of a Third Party Claim as to which indemnity is available pursuant to Section 11.02(b)(i) or
         Section 11.02(b)(ii) shall not increase the Seller's liability beyond that contemplated by Section 11.04.

                  (iv) In the case of the indemnification contemplated by clause
         (ii) of Section 11.02(b), in the event that either the Indemnified Party or the Indemnifying Party desires to settle the matters referenced therein or consent to the entry of any judgment arising thereunder and the other party does not wish to consent to such settlement, the other party shall have no obligation to consent to the settlement provided that it agrees in writing to pay and be responsible for 100% of any Damages thereafter incurred; provided that no Indemnified Party shall be required to consent to any settlement or agree to be responsible for the payment of Damages thereafter incurred with respect to any matter the settlement of which would require the consent of such Indemnified Party pursuant to Section 11.03(b)(ii). The obligation of the party that rejects any proposed settlement offer or entry of any such judgment to pay and be responsible for 100% of any Damages thereafter incurred in accordance with this Section 11.03(b)(iv) shall be conditioned upon and subject to the payment, within five Business Days of the date such party provides the written agreement contemplated by the preceding sentence, of an amount, in immediately available funds, equal to the portion of the total settlement that would have been payable by the party desiring to settle the matter or consent to the entry of any such judgment according to the percentage sharing arrangement contemplated by Section 11.04(ii). Thereafter, the party that rejects the proposed settlement shall be solely responsible for the defense of the matter that is the subject of the proposed settlement.

         (c) If the Indemnifying Party and the Indemnified Party are unable to agree with respect to a procedural matter arising under Section 11.03(b)(iii), the Indemnifying Party and the Indemnified Party shall, within 10 days after notice of disagreement given by either party, agree upon a third-party referee ("Referee"), who shall be an attorney and who shall have the authority to review and resolve the disputed matter. The parties shall present their differences in writing (each party simultaneously providing to the other a copy of all documents submitted) to the Referee and shall cause the Referee promptly to review any facts, law or arguments either the Indemnifying Party or the Indemnified Party may present. The Referee shall be retained to resolve specific differences between the parties within the range of such differences. Either party may request that all oral arguments presented to the Referee by either party be in each other's presence. The decision of the Referee shall be final and binding unless both the Indemnifying Party and the Indemnified Party agree otherwise. The parties shall share equally all costs and fees of the Referee.

         Section 11.04 LIMITATIONS. Notwithstanding anything to the contrary in this Agreement, except for liability based on fraud, the Seller shall only have liability to the Purchaser or any other Person hereunder:

                  (i) with respect to the matters described in Section 11.02(b)(i), to the extent that the aggregate Damages suffered by an Indemnified Party as the result thereof exceed $1,000,000; and

                  (ii) with respect to the matters described in Section 11.02(b)(ii), to the extent of 60% of the first $20,000,000 in aggregate Damages incurred by all Indemnified Parties as the result thereof, provided that (A) with respect to a Remedial Action, the Indemnified Party shall have notified the Seller in writing pursuant to
         Section 11.03(a) on or prior to the fourth anniversary of the Closing Date of any Indemnified Claim and, to the extent Damages relating to such Indemnified Claim are incurred after the fourth anniversary of the Closing Date, (y) a Remedial Action has been commenced, or written notice that threatens or seeks to compel Remedial Action or payment for costs of a Remedial Action by the Indemnified Party or alleges a violation of Environmental Law that would constitute an Environmental Liability, is received from a Governmental Authority, on or prior to such fourth anniversary, and (z) the Damages relate to Remedial Actions that arise from the same condition addressed by the initial Remedial Action and all of the Remedial Actions are taken under legal compulsion of an Environmental Law, (B) with respect to a Third Party Claim, the Indemnified Party shall have received a written assertion of such Third Party Claim from a Person other than an Indemnified Party and shall have notified the Seller of the Indemnified Claim arising from the Third Party Claim pursuant to Section 11.03(a) on or prior to the fourth anniversary of the Closing Date, and the Damages relate to the matters described in the written assertion of such Third Party Claim, and (C) with respect to matters not covered by the foregoing clauses
         (A) or (B), the Indemnifying Party shall only be responsible for (y) Damages incurred on or prior to the fourth anniversary of the Closing Date and (z) Damages in respect of which the Indemnified Party shall have notified the Seller of an Indemnified Claim pursuant to Section 11.03(a) on or prior to the fourth anniversary of the Closing Date, to the extent but only to the extent of 60% of the amount of such Damages accrued for in audited financial statements of the Purchaser or any unaudited financial statements of the Purchaser filed with the SEC, in each case that are dated as of a date on or prior to the fourth anniversary of the Closing Date;

provided, however, that the Seller shall only have liability under Sections 11.02(b)(i) and 11.02(b)(ii) or this Section 11.04 for Damages incurred in excess of the amount of any reserves for such matters reflected as a current liability or as a reduction in or reserve against current assets in the calculation of the Final Net Working Capital Amount, and provided further that the Seller's maximum aggregate liability under Sections 11.02(b)(i) and 11.02(b)(ii) and this Section 11.04 shall be equal to the Adjusted Purchase Price.

                                   ARTICLE XII

                                   TERMINATION

         Section 12.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (i) by mutual written agreement of the Seller and the Purchaser;

                  (ii) by the Seller or the Purchaser if the Closing shall not have been consummated by March 16, 1998; provided, however, that neither the Seller nor the Purchaser may terminate this Agreement pursuant to this clause (ii) if the Closing shall not have been consummated by March 16, 1998, by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement; provided further, that either the Seller and the Purchaser shall be entitled to terminate this Agreement prior to March 16, 1998, if such party or parties, as the case may be, shall reasonably conclude that any condition to such party's or parties' obligations hereunder (as set forth in Section 10.01 with respect to the Seller and the Purchaser, Section 10.02 with respect to the Purchaser, and Section
         10.03 with respect to the Seller) cannot reasonably be expected to be satisfied prior to March 16, 1998; and provided, further, that as a condition to the right of a party to elect to terminate this Agreement pursuant to the immediately preceding proviso, the party shall first provide 10 Business Days prior notice to the other party specifying in reasonable detail the nature of the condition that such party has concluded will not be satisfied, and the other party shall be entitled during such 10 Business Day period to take any actions it may elect consistent with the terms of this Agreement such that the condition reasonably could be expected to be satisfied prior to the expiration of such time period; and

                  (iii) by either the Seller or the Purchaser if there shall be any law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction.

Any party desiring to terminate this Agreement pursuant to this Section 12.01 shall give written notice of such termination to the other parties to this Agreement.

         Section 12.02 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any party (or any Affiliate, stockholder, director, officer, employee, agent, consultant or Representative of such party) to any other party to this Agreement; provided, however, that if the Contemplated Transactions fail to close as a result of a breach of a representation, warranty, covenant or agreement under this Agreement by the Seller or the Purchaser, such party shall be fully liable for any and all Damages incurred or suffered by any other party as a result of all such breaches. The provisions of Sections 6.01 and 13.03 and this Section 12.02 shall survive any termination hereof pursuant to Section 12.01.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to the Seller:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention:  Senior Vice President and
                             Chief Financial Officer
                            Telecopy: (301) 897-6083

                  with a copy to:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention: Senior Vice President and
                                      General Counsel
                           Telecopy:  (301) 897-6791
                                       and

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland  21202
                           Attention: Glenn C. Campbell
                           Telecopy:  (410) 385-3700

                  If to the Purchaser:

                           Benchmark Electronics, Inc.
                           3000 Technology Drive
                           Angleton, Texas  77515
                           Attention: President and Chief Executive Officer
                           Telecopy:  (409) 848-5269

                  with a copy to:

                           Bracewell & Patterson, L.L.P.
                           2900 South Tower
                           Penzoil Place
                           Houston, Texas  77002
                           Attention: John R. Brantley
                           Telecopy:  (713) 221-1212

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 13.01 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 13.01.

         Section 13.02 AMENDMENTS; WAIVERS.

         (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Seller and the Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 13.03 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. None of the costs and expenses incurred in connection with this Agreement shall be paid by CE. All Taxes (other than Taxes on, relating to or measured by income or gains), stamp duty, notarial, registration and reporting fees and similar taxes resulting from or relating to the transfer of the CE Shares to the Purchaser shall be borne by the Purchaser.

         Section 13.04 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its right or obligations under this Agreement without the consent of the Seller, in the case of the Purchaser, and the Purchaser in the case of the Seller.

         Section 13.05 DISCLOSURE. Notwithstanding any provision to the contrary contained in this Agreement, any information disclosed in one Disclosure Schedule shall be deemed to be disclosed in all Disclosure Schedules. Certain information set forth in the Disclosure Schedules has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of this Agreement. The disclosure of any such information shall not be deemed to constitute an acknowledgement or agreement that the information is required to be disclosed in connection with the representations and warranties made in this Agreement or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material.

         Section 13.06 CONSTRUCTION. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

         Section 13.07 ENTIRE AGREEMENT.

                  (a) This Agreement and any other agreements contemplated hereby (including, to the extent contemplated herein, the Purchaser Confidentiality Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease) constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter thereof.

                  (b) The parties hereto acknowledge and agree that no representation, warranty, promise, inducement, understanding, covenant or agreement has been made or relied upon by any party hereto other than those expressly set forth in this Agreement. Without limiting the generality of the disclaimer set forth in the preceding sentence, neither the Seller nor any of its Affiliates has made or shall be deemed to have made any representations or warranties, in any presentation or written information relating to CE or the business of CE given or to be given in connection with the Contemplated Transactions, in any filing made or to be made by or on behalf of the Seller or any of its Affiliates with any Governmental Authority, and no statement, made in any such presentation or written materials, made in any such filing or contained in any such other information shall be deemed a representation or warranty hereunder or otherwise. No Person has been authorized by the Seller or any of its Affiliates to make any representation or warranty in respect of the Business or in connection with the Contemplated Transactions, unless in writing and contained in this Agreement.

                  (c) Except as expressly provided herein, no provision thereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 13.08 GOVERNING LAW. Except as otherwise provided elsewhere in this Agreement, this Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to the choice of law provisions thereof).

         Section 13.09 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         Section 13.10 JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions shall be brought in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate court) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, the Seller and the Purchaser agree that service of process upon such party at the address referred to in Section 13.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

         Section 13.11 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

                                      LOCKHEED MARTIN CORPORATION

                                      By: JOHN E. MONTAGUE
                                         Name: John E. Montague
                                         Title:Vice President


                                      BENCHMARK ELECTRONICS, INC.

                                      By: CARY T. FU
                                         Name: Cary T. Fu
                                         Title:Executive Vice President

                                                                       EXHIBIT A

                                   DEFINITIONS

(a)      The following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental
Law) applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

         "Bid" means any quotation, bid or proposal made by CE that if accepted or awarded would lead to a Contract with any Person for the design, manufacture or sale of products or the provision of services by CE.

         "Business" means the businesses conducted by CE together with the assets and liabilities associated with the CE Facility.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "CE Facility" means the land and building currently used by CE located in Hudson, New Hampshire and identified in Exhibit A to Attachment V to the Agreement.

         "CE Shares" means all of the issued and outstanding shares of Common Stock, par value $1.00 per share, of CE.

         "Closing Date" means the date of the Closing.

         "Contemplated Transactions" means the transactions contemplated by this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease.

         "Contracts" means all contracts, agreements, leases, licenses, commitments, sales and purchase orders, internal work orders (with respect to work by or for the Seller or any of its Subsidiaries) and other instruments of any kind as to which CE is a party.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such Person (with such amounts to be determined net of any resulting tax benefit and net of any refund or reimbursement of any portion of such amounts, including, without limitation, reimbursement by way of insurance, third party indemnification or the inclusion of any portion of such amounts as a cost under Government Contracts), but specifically excluding (i) any costs incurred by or allocated to an Indemnified Party with respect to time spent by employees of the Indemnified Party or any of its Affiliates, (ii) any consequential, exemplary or punitive damages, except to the extent that a Person actually is liable to a third party in respect of such damages, and (iii) the decrease in the value of any asset to the extent that such valuation is based on a use of such asset other than its use as of the Closing Date.

         "Disclosure Schedule" means the Disclosure Schedule delivered to the Purchaser pursuant to the Agreement.

         "Environmental Laws" means any and all past, present or future federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, codes, injunctions, judicial decisions, permits or governmental restrictions or agreements with any Governmental Authority, which relate to the environment, human health and safety, or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials or which impose liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendment and Reauthorization Act of 1984, as amended, the Toxic Substances Control Act, as amended, any other so-called "Superfund" or "Superlien" law, and the Occupational Safety and Health Act of 1970, as amended.

         "Environmental Liabilities" means all liabilities arising in connection with or in any way relating to the Business, CE, the CE Facility, the Sanders Campus or to the Seller's or its Affiliates' use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws to the extent such liabilities arise out of, relate to, are based on or result from an action taken (or a failure to take action), a condition existing or an event occurring prior to the Closing, including, without limitation, (i) Remedial Actions, (ii) personal injury, wrongful death, economic loss or property damage claims, (iii) claims for natural resource damages, (iv) violations of law or (v) any other Damages with respect thereto.

         "Financial Support Arrangements" means any obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability (including assumed indebtedness, obligations or liabilities) of another Person, including but not limited to remaining obligations or liabilities associated with indebtedness, obligations or liabilities that are assigned, transferred or otherwise delegated to another Person, if any, letters of credit and standby letters of credit (including any related reimbursement or indemnity agreements), direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income or other financial condition, agreements to make payment other than for value received and any other financial accommodations.

         "GAAP" shall mean generally accepted accounting principles.

         "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, Bid or other arrangement of any kind relating exclusively to the Business between the Seller and (i) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (ii) any prime contractor of the U.S. Government or
(iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Substances" means substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," pollutants," or "contaminants," and any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste, or material, including, without limitation, asbestos and petroleum, its derivatives, by-products and other hydrocarbons, in each case as regulated under any Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Pre-Closing Claim" means any Damages of or relating to CE or the CE Facility or to the Business, but in each case only to the extent attributable to a time, or arising out of, relating to, based on or resulting from any action (or failure to act), conditions existing or events occurring, prior to the Closing Date (a "Pre-Closing Damage"), but excluding (i) any Pre-Closing Damage in respect of any of the matters disclosed in the Disclosure Schedule, (ii) any Pre-Closing Damage in respect of any of the matters contemplated by Exhibit D or Exhibit E (which shall be governed by the provisions of such Exhibits), (iii) any Pre-Closing Damage arising under Contracts or relating to warranty obligations or services, or claims of manufacturing, product or design defects with respect to any product or service sold or provided by CE, (iv) any Pre-Closing Damage as to matters

(other than those contemplated by the preceding clause (iii)) of a type for which reserves against or accruals for such Damages are included in the calculation of Net Working Capital as of the Closing Date regardless of whether such reserves or accruals are adequate, (v) Damages attributable to, arising out of, relating to, based on or resulting from the validity or collectability of any accounts receivable of CE or the existence or value of any Inventory of CE,
(vi) any Environmental Liabilities, and (vii) any Damages to the extent arising out of, relating to, based on or resulting from an action (or failure to act), conditions existing or events occurring on or after the Closing Date, provided in the case of an action (or failure to act) that such action (or failure) did not occur prior to the Closing.

         "Intellectual Property Rights" means patents, copyrights, trademarks, trade names, mask work, servicemarks, service names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs and other intellectual property (excluding "Lockheed Martin Corporation," "Lockheed Corporation," "Martin Marietta Corporation," "Loral Corporation," "Sanders" and any marks and names derivative thereof) and applications for the same, including any registrations or applications for registration of any of the foregoing.

         "Interim Services Agreement" means the Interim Services Agreement dated the Closing Date by and between the Purchaser and the Seller (in the form of Attachment IV to the Agreement), as the same may be amended from time to time.

         "Inventory" means all items of inventory notwithstanding how classified in CE's financial records, including all raw materials, work-in-process and finished goods.

         "Lien" means, with respect to any asset, any mortgage, lien, encumbrance, pledge, or security interest of any kind in respect of such asset.

         "Material Adverse Effect" means (i) with respect to CE or the Business, a material adverse effect on the financial condition or results of operations of the Business taken as a whole, or (ii) with respect to any other Person, a material adverse effect on the financial condition or results of operations of such Person and its Subsidiaries taken as a whole.

         "Net Working Capital" means total current assets minus total current liabilities calculated in accordance with the provisions of Attachment II.

         "Opening Statement" means the unaudited statement of net assets of the Business at December 28, 1997, together with the notes thereto, as set forth in Attachment I to the Agreement.

         "Person" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Purchaser Confidentiality Agreement" means the letter agreement dated November 6, 1997, by and between the Seller and the Purchaser, as the same may be amended from time to time.

         "Remedial Action(s)" means the investigation, clean-up or remediation of contamination or environmental degradation or damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, or emission of Hazardous Substances, including, without limitation, investigations, response and remedial actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, corrective action under the Resource Conservation and Recovery Act of 1976, as amended, and clean-up requirements under similar state Environmental Laws.

         "Representatives" means with respect to the Seller and the Purchaser, each of their respective advisors, attorneys, accountants, employees or agents.

         "Sanders Campus" means the parcel or adjacent parcels of real property owned by the Seller in Hudson, New Hampshire that currently are used by the Seller's Sanders business unit and CE, which parcel or parcels include the CE Facility.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" as it relates to any Person, shall mean a corporation more than 50% of whose outstanding securities the Person has the right, other than as affected by events of default, directly or indirectly, to vote for the election of directors.

         "Supply Agreement" means the Supply Agreement dated the Closing Date by and between the Purchaser and the Seller (in the form of Attachment III to the Agreement), as the same may be amended from time to time.

         "U.S. Government" means the United States Government and any agencies, instrumentalities and departments thereof.

(b) "To the knowledge," "known by" or "known" (and any similar phrase) means with respect to the Seller, to the actual knowledge of Senior Vice Presidents or higher ranking officers of the Seller, and the Vice President, Financial Strategies of the Seller, the President, Chief Financial Officer and General Counsel of the Seller's Operating Sector to which CE reports, and the President and Chief Financial Officer of CE. No individual may deny having actual knowledge by reason of such individual in bad faith having failed to review or obtain information reasonably available to such individual.

(c) Each of the following terms is defined in the Section set forth opposite such term:

                  TERM                                                  SECTION

Adjusted Purchase Price....................................................2.03
Agreement..............................................................Preamble
Benefit Arrangement........................................................E.01
CE.....................................................................Recitals
CE Beneficiary.............................................................E.01
CE Benefit Arrangements....................................................E.01
CE Employee................................................................E.01
CE Employee Plans..........................................................E.01
CE Facility Lease..........................................................2.04
CE Financial Statements....................................................B.20
CE Savings Plan............................................................E.05
Closing....................................................................2.04
Code.......................................................................D.01
Company Securities.........................................................B.03
Employee Plan..............................................................E.01
Environmental Insurance Claims.............................................7.05
ERISA......................................................................E.01
Final Determination........................................................D.01
Final Net Working Capital Amount...........................................2.03
Group......................................................................D.01
Income Taxes...............................................................D.01
Indemnified Claim.........................................................11.03
Indemnified Party.........................................................11.03
Indemnifying Party........................................................11.03
Insurance Liabilities......................................................6.03
Permits....................................................................B.13
Permitted Liens............................................................B.09
Post-Closing Tax Period....................................................D.01
Pre-Closing Damage............................................................A
Pre-Closing Tax Period.....................................................D.01
Proposed Final Net Working Capital Amount..................................2.03
Purchase Price.............................................................2.02
Purchaser..............................................................Preamble
Real Property..............................................................B.09
Referee...................................................................11.03
Release Date...............................................................6.03
Remaining Recovery.........................................................7.05
Returns....................................................................D.01
Sanders Sublease...........................................................2.04
Seller.................................................................Preamble
Seller's Savings Plan......................................................E.05
Surviving Representations or Covenants....................................11.01

Tax........................................................................D.01
Third Party Claim.........................................................11.03
WARN.......................................................................E.02

                                                                       EXHIBIT B

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser that:

         B.01. CORPORATE EXISTENCE AND POWER. Each of the Seller and CE is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of the Seller and CE is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on CE. Each of the Seller and CE has heretofore delivered to the Purchaser true and complete copies of its charter or certificate of incorporation and bylaws as currently in effect.

         B.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Seller of this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease, and the consummation by the Seller and CE of the Contemplated Transactions, are within its corporate powers and have been duly authorized by all necessary corporate action on the part of the Seller. Each of this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease constitutes or, in the case of agreements to be executed at Closing, will constitute at the Closing a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         B.03. CAPITALIZATION.

                  (a) The authorized capital stock of CE consists of 10,000 shares of Common Stock, par value $1.00 per share, 1,000 of which are outstanding.

                  (b) All outstanding CE Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Schedule B.03 of the Disclosure Schedule, there are no (i) outstanding shares of capital stock or voting securities of CE, (ii) securities of CE convertible into or exchangeable for shares of capital stock or voting securities of CE or options or other rights to acquired from CE, or (iii) other obligations of CE to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CE (the items in the foregoing clauses (i), (ii) and (iii) being referred to collectively as the "Company

         Securities"). There are no outstanding obligations of CE to repurchase, redeem or otherwise acquire any Company Securities.

         B.04. OWNERSHIP OF CE SHARES. The Seller is the record and beneficial owner of the CE Shares, free and clear of any Lien and any other contractual limitation or restriction (including the right to vote, sell or otherwise dispose of the CE Shares), and will transfer to the Purchaser at the Closing valid title to the CE Shares.

         B.05. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Seller of this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease, and the Contemplated Transactions, require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than:

                  (i) compliance with any applicable requirements of the HSR
         Act;

                  (ii) those actions, consents, approvals or filings set forth on Schedule B.05 of the Disclosure Schedule; and

                  (iii) any actions, consents, approvals or filings the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Business.

         B.06. NON-CONTRAVENTION. Except as set forth in Schedule B.06 of the Disclosure Schedule, the execution, delivery and performance by the Seller of this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease, and the consummation of the Contemplated Transactions, do not and will not (i)(A) contravene or conflict with the charter (or certificate of incorporation, as the case may be) or bylaws of the Seller or CE, (B) assuming compliance with the matters referred to in Section B.05, contravene or conflict with or constitute a violation of any provisions of any Applicable Law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Business; (C) assuming compliance with the matters referred to in Section B.05, constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit relating to the Business to which the Seller or CE is entitled under any provision of any Contract, agreement or other instrument binding upon the Seller or CE, or by which any of the assets of CE is or may be bound, except, in the case of clauses (i)(B) and (i)(C), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to have a Material Adverse Effect on the Business or (ii) result in the creation or imposition of any Lien on any assets of CE, other than Permitted Liens.

         B.07. OPENING STATEMENT. The Opening Statement presents fairly, in all material respects, the net assets of the Business as of December 28, 1997, in conformity with GAAP (except as otherwise contemplated by Attachment II under the heading "Exceptions to GAAP in the Opening Statement") and the manner in which CE currently reports its financial position for consolidation in the financial statements of the Seller.

         B.08. ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule B.08 of the Disclosure Schedule, since September 26, 1997 the business of CE has been conducted in the ordinary course consistent with past practice and there has not been:

                  (a) any incurrence, assumption or guarantee by the Seller or CE of any indebtedness for borrowed money with respect to the Business;

                  (b) any creation or other incurrence of any Lien (other than Permitted Liens) on any asset of CE other than in the ordinary course of business consistent with past practices;

                  (c) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business, the CE Facility or any asset of CE which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on CE;

                  (d) any transaction or commitment made, or any Contract or agreement entered into, by Seller or CE relating to the Business, the CE Facility or any asset of CE (including the acquisition or disposition of any assets) or any relinquishment by Seller or CE of any contract or other right, in either case, other than (i) transactions and commitments in the ordinary course of business consistent with past practices, (ii) those contemplated by this Agreement, and (iii) those that could reasonably be expected to have a Material Adverse Effect on the Business;

                  (e) any change in any method of accounting or accounting practice by Seller or CE with respect to the Business, except for changes required by GAAP; or

                  (f) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment involving an amount in the aggregate in excess of $2,000,000.

         B.09. SUFFICIENCY OF AND TITLE TO ASSETS.

                  (a) The assets of the Business (including the CE Facility), together with the services to be provided to the Purchaser pursuant to the Interim Services Agreement, constitute, and on the Closing Date will constitute, all of the assets and services that are necessary to permit the operation of the Business in substantially the same manner as such operations have heretofore been conducted.

                  (b) Schedule B.09 of the Disclosure Schedule correctly describes all real property used or held for use primarily in the Business (the "Real Property"), which the Seller or CE owns, leases, operates or subleases, and any Liens thereon (other than Permitted Liens), specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

                  (c) The Seller or CE, as the case may be, has good and marketable title to, or in case of leased Real Property or personal property, has valid leasehold interests in the CE Facility and the assets of CE (whether real, personal, tangible or intangible) reflected on the Opening Statement or acquired after the date of the Opening Statement and owned or leased as of the Closing Date, except for properties and assets sold since the date of the Opening Statement in the ordinary course of business consistent with past practices. None of the assets of CE or the CE Facility is subject to any Lien, except:

                           (i) Liens disclosed on Schedule B.09 of the
                  Disclosure Schedule;

                           (ii) Liens disclosed on the Opening Statement;

                           (iii) Liens for Taxes not yet due or being contested
                  in good faith by appropriate proceedings;

                           (iv) rights and licenses granted to others in
                  Intellectual Property; and

                           (v) Liens that do not materially detract from the
                  value of such asset of CE or the CE Facility, or materially interfere with any present or intended use of such asset of CE or the CE Facility (clauses (i)-(v) of this Section B.09(c) are, collectively, the "Permitted Liens").

                  (d) Except as set forth on Schedule B.09 of the Disclosure Schedule, the material plants, buildings, structures and equipment included in the assets of CE and the CE Facility have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear an tear excepted), are adequate and suitable for their present uses and, in the case of plants, buildings and other structures, are structurally sound.

                  (e) Except as set forth on Schedule B.09 of the Disclosure Schedule, the material plants, buildings and structures included in the assets of CE and the CE Facility currently have access to public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures and water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the Business as it has heretofore been conducted. None of the structures on the Real Property encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any Real Property.

         B.10. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (a) liabilities disclosed or provided for in the Opening Statement;

                  (b) liabilities (i) disclosed in Schedule B.10 of the Disclosure Schedule, (ii) related to any Contract disclosed in the Disclosure Schedule or (iii) related to any Employee Plan or Benefit Arrangement disclosed in the Disclosure Schedule;

                  (c) liabilities incurred in the ordinary course of business since December 28, 1997, that in the aggregate have not had, and may not reasonably be expected to have, a Material Adverse Effect on CE;

                  (d) liabilities not required to be accrued for or reserved against in accordance with GAAP either as of December 28, 1997 or as of the Closing Date; and

                  (e) liabilities other than those referred to in the foregoing clauses (a) through (d) that have not had, and may not reasonably be expected to have, a Material Adverse Effect on CE.

         B.11. LEGAL PROCEEDINGS. Except as set forth in Schedule B.11 of the Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Seller threatened against or affecting, the Business or any asset of CE before any court or arbitrator or any Governmental Authority as to which there is a substantial likelihood of a determination or resolution adverse to the Business and which, individually or in the aggregate, if so adversely determined or resolved, (i) may reasonably be expected to have a Material Adverse Effect on the Business or (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the Contemplated Transactions.

         B.12. MATERIAL CONTRACTS.

                  (a) Except for the Contracts disclosed in Schedule B.12 of the Disclosure Schedule, with respect to the Business, as of the date of this Agreement each of the Seller and CE is not a party to or bound by:

                           (i) any lease (whether of real or personal property)
                  providing for annual rentals of $100,000 or more;

                           (ii) any agreement for the purchase of materials,
                  supplies, goods, services, equipment or other assets providing for either annual payments by the Seller or CE of $1,000,000 or more;

                           (iii) any sales, distribution or other similar
                  agreement providing for the sale by Seller or CE of materials, supplies, goods, services, equipment or other assets that provides for either annual payments to the Seller or CE of $1,000,000 or more;

                           (iv) any partnership, joint venture or other similar
                  agreement or arrangement;

                           (v) any agreement relating to the acquisition or
                  disposition of any business (whether by merger, sale or purchase of stock, sale or purchase of assets or otherwise);

                           (vi) any agreement relating to indebtedness for
                  borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $100,000 and which may be prepaid on not more than 60 days notice without the payment of any penalty;

                           (vii) any license, franchise or similar agreement;

                           (viii) any agency, dealer, sales representative,
                  marketing or other similar agreement; or

                           (ix) any agreement that limits the freedom of CE to
                  compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any asset of CE, the CE Facility or which would so limit the freedom of the Purchaser after the Closing Date.

                  (b) Except as set forth in Schedule B.12 of the Disclosure Schedule, each Contract disclosed in Schedule B.12 of the Disclosure Schedule or required to be disclosed pursuant to this Section is a valid and binding agreement of Seller or CE and is in full force and effect (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and none of the Seller or CE or, to the knowledge of the Seller, any other party thereto is in default or breach under the terms of any such contract, and, to the knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder, except for defaults, breaches, events or circumstances that could reasonably be expected to have a Material Adverse Effect on the Business.

         B.13. LICENSES AND PERMITS. Schedule B.13 of the Disclosure Schedule accurately lists and correctly describes each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the CE Facility or the Business and in effect on the date of this Agreement (the "Permits"). Except as set forth in Schedule B.13 of the Disclosure Schedule, (i) the Permits are valid and in full force and effect,
(ii) neither Seller nor CE is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Permits and (iii) none of the Permits will, assuming compliance with the matters referred to in Section B.05 prior to the Closing Date, be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

         B.14. FINDERS' FEES. Except for J.P. Morgan Securities Inc., whose fees or commissions and expenses are obligations of the Seller, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Seller who might be entitled to any fee or commission upon consummation of the Contemplated Transactions.

         B.15. ENVIRONMENTAL COMPLIANCE. Except as disclosed in Schedule B.15 of the Disclosure Schedule, CE is now and always has been in compliance with all applicable Environmental Laws, has developed, obtained and maintained as valid all permits, licenses and other authorizations and plans that are required under applicable Environmental Laws, has maintained adequate reserves for Environmental Liabilities and Remedial Actions, and has no knowledge of conditions at the CE Facility requiring Remedial Action, investigation or notice to any Governmental Authority, except where the failure to be in compliance, the failure to obtain such permits, licenses and other authorizations or the failure to maintain adequate reserves has not had and may not reasonably be expected to have a Material Adverse Effect on CE on or after December 28, 1997. Except as disclosed in Schedule B.15 of the Disclosure Schedule, CE is in compliance with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted, except where the failure to be in compliance has not had and may not reasonably be expected to have a Material Adverse Effect on CE.

         B.16. COMPLIANCE WITH LAWS. Except for matters that have been settled or otherwise resolved, neither the Seller nor CE is in violation of, and to the knowledge of the Seller and CE, neither the Seller nor CE is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any Applicable Law (other than Environmental Laws) relating to the assets of CE, the CE Facility or the conduct of the Business, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         B.17. INTELLECTUAL PROPERTY. With respect to Intellectual Property Rights owned by CE, except as set forth in Schedule B.17 of the Disclosure Schedule, to the knowledge of the Seller:

                  (i) CE owns, free and clear of all Liens other than Permitted Liens, and subject to any licenses granted by CE prior to the Closing Date, all right, title and interest in such Intellectual Property Rights, and the use of such Intellectual Property Rights in connection with the operation of the Business as heretofore conducted does not conflict with, infringe upon or violate any patent, patent license, patent application, trademark, tradename, trademark or tradename registration, copyright, copyright registration, service mark, service name, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes of any third Person, firm or corporation, except for conflicts, infringements or violations that have not had and may not reasonably be expected to have a Material Adverse Effect on the Business; and

                  (ii) CE has the right to use all inventions, processes, computer programs, know-how, formulae, trade secrets, patents, chip design, mask works, trademarks, tradenames, service marks, service names, brandnames, copyrights and other Intellectual Property Rights which are used by the Business and which are necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted, except where the failure to have any such right has not had, and may not reasonably be expected to have, a Material Adverse Effect on the Business.

         B.18. EMPLOYEES. Schedule B.18 of the Disclosure Schedule sets forth a true and complete list of the names and titles of all employees of the Business whose annual base salary exceeds $100,000.

         B.19. EMPLOYEE BENEFITS. Except as set forth in Schedule B.19 of the Disclosure Schedule:

                  (i) Schedule B.19 of the Disclosure Schedule contains a true and complete list of each Employee Plan and each material Benefit Arrangement that currently covers any CE Employee and indicates which of such plans, if any, cover CE Employees exclusively. The Seller has made available to the Purchaser a true and complete copy of the most recent version of each Employee Plan and the current summary plan description for each Employee Plan and a description of each material Benefit Arrangement.

                  (ii) No CE Employee Plan is a multiemployer plan (as defined in Section 3(37) of ERISA). Neither the Seller nor any of the Seller's Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could reasonably be expected to become, after the Closing Date, an obligation of the Purchaser, CE or any of their Affiliates.

                  (iii) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and the Seller has no knowledge of any reason why such determination letter would be revoked. Each CE Employee Plan has been maintained in substantial compliance with its material terms and with the material requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

                  (iv) CE is not a party to, and has not in the past 10 years been a party to, any collective bargaining agreement under which the Seller or any of its Affiliates (including CE) have any existing or contingent liabilities or obligations.

                  (v) Except as disclosed in writing to the Purchaser prior to the date hereof, there has been no amendment by the Seller or any of its Affiliates relating to any CE Employee Plan that would increase the expense of maintaining such plan, or any CE Benefit Arrangement that would increase materially the expense of maintaining such arrangement, above the level of the expense incurred in respect thereof for the most recent fiscal year.

                  (vi) No payments will be made by the Seller pursuant to the Benefit Arrangements as a result of this transaction alone or in connection with another event that would not be deductible by CE or the Purchaser pursuant to Code Sections 162(m) or 280G.

                  (vii) To the knowledge of the Seller, there is no issue with respect to any CE Employee Plan that is now or has been under examination by the Internal Revenue Service or the Department of Labor and no audit with respect to any CE Employee Plan by either the Internal Revenue Service or the Department of Labor has occurred. To the knowledge of the Seller, as of the date of this Agreement there are no (x) pending or threatened investigations by any Governmental Authority involving or relating to any CE Employee Plan, (y) pending or threatened claims (except for claims for benefits payable in the normal operations of the CE Employee Plans), or (z) suits or proceedings against CE or the CE Employee Plans asserting any rights or claims to benefits under any CE Employee Plans.

                  (viii) Neither CE nor the Purchaser will be required to provide security to any CE Employee Plan pursuant to Section 401(a)(29) of the Code.

                  (ix) No circumstance exists that could reasonably be expected to result in the imposition of any lien under Code Section 412(n) by reason of the failure of the Seller or its Affiliates to make timely installments or other payments required by Code Section 412.

                  (x) The CE Employee Plans provide the right to amend or terminate such CE Employee Plans.

         B.20. FINANCIAL STATEMENTS. The Seller has made available to the Purchaser true and complete copies of the balance sheets of CE as of December 31, 1996 and 1995, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996, including the notes thereto and accompanied by the report of Ernst & Young LLP (collectively, the "CE Financial Statements"). The CE Financial Statements (taken together) fairly present (i) the financial position of CE as of the respective dates of such balance sheets and (ii) the results of operations and changes in cash flows of CE for the periods ended on such dates, all in conformity with GAAP applied on a consistent basis, except as otherwise herein or therein or in the notes thereto stated throughout the periods involved.

         B.21. PRODUCT WARRANTY CLAIMS. All existing warranty, product liability and similar claims have been adequately accrued for or reserved against in the Opening Statement or the CE Financial Statements, as appropriate, or will be adequately accrued for or reserved against in the calculation of the Final Net Working Capital Amount, and no warranty, product liability or other claims of a similar nature are now outstanding against CE, except in each case to the extent such warranty, product liability or similar claims could not reasonably be expected to have a Material Adverse Effect on the Business. To the knowledge of the Seller, except as set forth in Schedule B.21 of the Disclosure Schedule, there are no existing or threatened claims, or any facts upon which a claim could be based, that any product sold or leased by CE is or was defective, defectively designed or otherwise fails or failed to meet the terms of any product warranty, except to the extent such claim or claims could not reasonably be expected to have a Material Adverse Effect on the Business. To the knowledge of the Seller, except as set forth in Schedule B.21 of the Disclosure Schedule, no claim has been asserted against CE for renegotiation or price redetermination in any business transaction, and Seller knows of no facts upon which any such claim could be based, except to the extent such claim or claims could not reasonably be expected to have a Material Adverse Effect on the Business.

         B.22. CERTAIN DISCLOSURE MATTERS. The Seller has not knowingly omitted any information from the Disclosure Schedules in reliance on its right to supplement the Disclosure Schedules pursuant to Section 10.04.

                                                                       EXHIBIT C

                 REPRESENTATION AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Seller that:

         C.01. ORGANIZATION AND EXISTENCE. The Purchaser is a corporation validly existing and in good standing under the laws of the State of Texas and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals has not had and may not reasonably be expected to have, a Material Adverse Effect on the Purchaser. The Purchaser is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on its business as now conducted, except for those jurisdictions where failure to be so qualified has not had, and may not reasonably be expected to have, a Material Adverse Effect on the Purchaser.

         C.02. CORPORATE AUTHORIZATIONS. The execution, delivery and performance by the Purchaser of this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease, and the consummation by the Purchaser of the Contemplated Transactions, are within the corporate powers of the Purchaser and have been duly authorized by all necessary corporate action on the part of the Purchaser. Each of this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility and the Sanders Sublease constitutes or, in the case of agreements to be executed at Closing, will constitute at the Closing a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         C.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease require no action by or in respect of, consents or approvals of, or filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act.

         C.04. NON-CONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement, the Supply Agreement, the Interim Services Agreement, the CE Facility Lease and the Sanders Sublease do not and will not
(i) contravene or conflict with the charter or bylaws of the Purchaser, (ii) assuming compliance with the matter referred to in Section C.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Purchaser, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Purchaser or to a loss of any benefit to which the Purchaser is entitled under any provision of any agreement, contract or other instrument binding upon the Purchaser or any license, franchise, permit or other similar authorization held by the Purchaser, except, in the case of clauses (ii) and (iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not have a Material Adverse Effect on the Purchaser.

         C.05. FINDERS' FEES. Except for Stephens Inc., whose fees or commissions and expenses are obligations of the Purchaser, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission upon consummation of the Contemplated Transactions.

         C.06. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Purchaser, threatened against or affecting, the Purchaser before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.

         C.07. INSPECTIONS. The Purchaser is an informed and sophisticated participant in the Contemplated Transactions, and has engaged such expert advisors, experienced in the evaluation and purchase of enterprises such as the Business, as the Purchaser deems appropriate. The Purchaser has undertaken such investigation, and will undertake prior to Closing such further investigation and request such additional documents and information, as it deems necessary to enable the Purchaser to make an informed and intelligent decision with respect to the Contemplated Transactions. The Purchaser acknowledges that the Seller has made no representation or warranty as to the prospects, financial or otherwise, of the Business. The Purchaser agrees that the Seller shall accept the CE Shares and the Business as they exist on the Closing Date based upon the Purchaser's inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Seller, except as expressly set forth in this Agreement.

         C.08. INVESTMENT REPRESENTATION. The Purchaser is aware that the CE Shares are not registered under the Securities Act. The Purchaser possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder. The Purchaser is acquiring the CE Shares for its own account, for investment purposes only and not with a view to the distribution thereof. The Purchaser understands that the CE Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

         C.09. FINANCING. The Purchaser has available to it cash, marketable securities or other investments, or presently available sources of credit, to enable it to purchase the CE Shares and satisfy all of its other obligations under the terms of this Agreement, the Supply Agreement, the Interim Services Agreement and the CE Facility Lease.

                                                                       EXHIBIT D

                                   TAX MATTERS

         D.01. TAX DEFINITIONS. The following terms shall have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Final Determination" means a determination, as defined in Section 1313(a) of the Code, or any other event that finally and conclusively establishes the amount of any liability for Taxes.

         "Group" means, with respect to federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which the Seller is a member, and with respect to combined state taxes, the consolidated, combined or unitary group of which the Seller or any of its Affiliates is a member.

         "Income Taxes" means any Taxes determined by reference to net income.

         "Post-Closing Tax Period" means any Tax period or portion thereof ending after the close of business on the Closing Date.

         "Pre-Closing Tax Period" means any Tax period or portion thereof ending on or before the close of business on the Closing Date.

         "Returns" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         "Tax" means any tax imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA, or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or backup withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

         D.02. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller makes the following representations and warranties with respect to tax matters:

                  D.02.A. RETURNS FILED. All material Income Tax Returns required to be filed by or on behalf of members of the Group have been duly filed and such Income Tax Returns are true, complete and correct in all material respects. All material Tax Returns required to be filed by or on behalf of CE have been duly filed and such Tax Returns are true, complete and correct in all material respects.

                  D.02.B. TAXES PAID. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Income Taxes are payable by the Group (or Taxes are payable by CE), other than Taxes being contested in good faith, with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, except where the failure to make payment could not reasonably be expected to have a Material Adverse Effect on CE. CE has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, except where the failure to withhold or make payment could not reasonably be expected to have a Material Adverse Effect on CE. There are no liens on any of the assets of CE with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that CE is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

         D.03. TAX COVENANTS AND INDEMNIFICATION.

                  D.03.A. RETURNS. The Seller (on behalf of CE) shall timely and accurately file or cause to be filed all federal and state Income Tax Returns of CE and the Group for all Pre-Closing Tax Periods. The Purchaser shall be responsible for (i) the timely preparation and filing of all Tax Returns of CE for Post-Closing Tax Periods, and (ii) the preparation and filing of all Tax Returns required to be filed by CE after the Closing Date for Pre-Closing Tax Periods other than those Tax Returns for Income Taxes described in this Section D.03.A.

                  D.03.B. INDEMNIFICATION BY THE SELLER. The Seller shall pay and be responsible for, shall indemnify and hold harmless the Purchaser and CE against, and shall be entitled to all refunds and credits of, (i) Taxes (other than (a) deferred Income Taxes and (b) Income Taxes reserved for on the balance sheet of CE as of the Closing Date) (together with reasonable attorneys' fees and any legal or other expenses for investigating or defending any actions with respect to such Income Taxes) with respect to CE for any Pre-Closing Tax Period, including any liability for Income Taxes arising out of the inclusion of CE in any consolidated or combined returns of the Group, and (ii) all Taxes (together with reasonable attorneys' fees and any legal or other expenses for investigating or defending any actions with respect to Taxes) with respect to the Seller and any member of the Group (other than CE) for all taxable periods whatsoever. The Purchaser shall, promptly after the receipt thereof, remit to the Seller any Income Tax refund received by the Purchaser or CE to the extent such refund relates to a Pre-Closing Tax Period. The Seller shall promptly, after the receipt thereof, remit to the Purchaser any Tax refund received by the Seller to the extent such refund relates to any Tax paid by or on behalf of CE, other than an Income Tax refund related to a Pre-Closing Tax Period. Notwithstanding the provisions of this D.03.B, the Seller shall not be responsible for and shall not be required to indemnify or hold harmless the Purchaser or CE for any Taxes that are reimbursed under any Contracts of CE; and, the Purchaser shall cause CE to use its reasonable best efforts to seek reimbursement for such Taxes under the applicable Contract.

                  D.03.C. INDEMNIFICATION BY THE PURCHASER. The Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller from, (i) the timely preparation and filing of all Tax Returns of CE for Post-Closing Tax Periods, and (ii) the preparation and filing of all Tax Returns required to be filed by CE after the Closing Date for Pre-Closing Tax Periods other than those Tax Returns for Income Taxes described in D.03.A. The Purchaser shall pay and be responsible for, shall indemnify and hold harmless the Seller against, and shall be entitled to all refunds and credits of, all Taxes (together with reasonable attorneys' fees and any legal or other expenses for investigating or defending any actions with respect to Taxes) with respect to CE for any Post-Closing Tax Period, except as otherwise provided in D.06.

                  D.03.D. CONTROL OF CERTAIN TAX CONTESTS BY THE SELLER. The Seller shall have exclusive control over and responsibility to conduct any contest for a Pre-Closing Tax Period. In any such contest, the Purchaser will take, and will cause CE to take, such action as the Seller may by written notice reasonably request in connection with such contest (including the payment of a Tax preparatory to filing a claim for refund of such Tax; provided that the Seller shall first pay the amount of such Tax to the Purchaser).

                  D.03.E. NOTICE. The Purchaser shall notify the Seller in writing promptly upon receipt by CE of notice of any contest or assessment relating thereto for a Pre-Closing Tax Period. The Seller shall notify the Purchaser in writing promptly upon receipt by the Seller of notice of any contest or assessment relating to a Post-Closing Tax Period if it affects CE.

                  D.03.F. PAYMENT OF INDEMNIFICATION. Upon payment of any Taxes with respect to which a party is entitled to receive indemnification hereunder, such party shall submit an invoice to the indemnifying party stating that such Taxes have been paid and giving in reasonable detail the particulars relating thereto. The indemnifying party shall remit payment for such Taxes promptly upon receipt of such notice.

                  D.03.G. ASSISTANCE AND COOPERATION. After the Closing Date, each of the Seller and the Purchaser shall:

                           (a) assist (and cause its respective Affiliates and
Representatives to assist) the other party in preparing any Returns and statements which such other party is responsible for preparing and filing;

                           (b) cooperate fully in preparing for any Tax audits
of, or disputes, contests or proceedings with, taxing authorities regarding any Taxes;

                           (c) make available to the other and to any taxing
authority as reasonably requested all information, records and documents relating to Tax liabilities that are attributable to CE and relate to or affect periods beginning prior to the Closing Date;

                           (d) preserve all such information, records and
documents until the expiration of any applicable statues of limitations or extensions thereof and as otherwise required by law;

                           (e) make available to the other, as reasonably
requested, personnel responsible for preparing or maintaining information, records and documents in connection with Tax matters;

                           (f) furnish the other with copies of all
correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such period;

                           (g) keep confidential any information obtained
pursuant to this D.03.G., except as may otherwise be necessary in connection with the filing of returns or claims for refund or in conducting any audit or other Tax proceeding; and

                           (h) furnish the other with adequate information which
would enable the other party to determine its entitlement to, and the amount of, any refund or credit to which either party reasonably believes the other party may be entitled.

                  D.03.H. TAX CHANGES. Without the prior written consent of the Seller, neither the Purchaser nor CE, or any Affiliate of the Purchaser shall, to the extent it may affect or relate to CE, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission could reasonably be expected to have the effect of increasing the Pre-Closing Period Tax liability of CE or the Seller.

         D.04. TAX SHARING AGREEMENTS. All Tax sharing and similar agreements (other than the provisions of this Agreement) between CE and the Seller or any other corporation or corporations shall be terminated as of the Closing Date, and neither the Seller nor CE shall have liability from and after the Closing Date under any such agreement.

         D.05. SURVIVAL OF OBLIGATIONS. The obligations of the parties set forth in this Exhibit D shall be unconditional and absolute and shall remain in effect until the expiration of the applicable Tax statute of limitation.

         D.06. PAYMENT FOR TAX SAVINGS. In the event that with respect to any Pre-Closing Tax Period a change in CE's or the Seller's Tax treatment of an item occurs which results in a Final

Determination that causes a Tax savings for the Purchaser or CE, the Seller shall notify the Purchaser of such change and Tax savings and the Purchaser shall pay to the Seller within 10 days of receiving such notice, an amount equal to the present value of the Tax savings achieved by CE or the Purchaser as a result of such change by the Seller calculated using a discount rate equal to the prime rate of interest published in THE WALL STREET JOURNAL, Eastern Edition on the date of receipt of such notice. In the event of any dispute with respect to any amount owed under this D.06, such dispute shall be settled by a mutually selected independent public accounting firm.

         D.07. TAX RETURN PACKAGES. The Purchaser will use reasonable commercial efforts to cause appropriate employees of CE to prepare usual and customary Tax return packages (in the form provided to CE for the 1996 calendar year) with respect to the Tax period beginning January 1, 1997 and ending as of the Closing Date. The Purchaser will use reasonable commercial efforts to cause the Tax return packages for the period beginning on January 1, 1997 and ending as of the Closing Date to be delivered to the Seller no later than the last day of the third calendar month succeeding the month in which the Closing occurs.

         D.08. ALLOCATION OF INCOME, DEDUCTIONS AND OTHER ITEMS. For purposes of the Agreement, income, deductions, and other items will be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period based on an actual closing of the books of CE on the Closing Date.

                                                                       EXHIBIT E

                     EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

         E.01. EMPLOYEE BENEFITS DEFINITIONS. The following terms shall have the following meanings:

         "Benefit Arrangement" means each employment, severance, continuation pay, termination pay, layoff, or other similar written contract, arrangement or policy and each written plan or arrangement providing for health, medical, life or other welfare or fringe benefit coverage (including any insurance, self-insurance or other arrangements), workers' compensation, severance pay, retention agreements, disability benefits, supplemental unemployment benefits, holiday, education or vacation benefits, retirement benefits or deferred compensation, profit-sharing, benefits in the event of a sale of CE or other change in the control, management or the ownership of CE, bonuses, stock options, stock appreciation rights and other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is or has been entered into, maintained, administered or contributed to, as the case may be, by the Seller or any of its Affiliates (including CE) and (iii) covers any CE Employee and/or CE Beneficiary or for which a CE Employee would be eligible upon retirement or other termination of service.

         "CE Beneficiary" means any Person who, at Closing, is not a CE Employee but who is the spouse, former spouse, dependent or beneficiary of a CE Employee if that spouse, dependent or beneficiary is or may become entitled to any coverage or benefit (whether or not contingent) provided under any Employee Plan or Benefit Arrangement as a result of that Person's relationship to a CE Employee.

         "CE Benefit Arrangements" means Benefit Arrangements that are identified as CE Benefit Arrangements on Schedule B.19, other than the Special Retention Agreements for the CE Employees listed on Schedule E.02.

         "CE Employee" means any Person who on the Closing Date is actively employed by CE, or who, with respect to CE, is on vacation, approved illness absence, long-term disability, authorized leave of absence (including leave under the Family and Medical Leave Act) or military service leave of absence as of the Closing Date.

         "CE Employee Plans" means Employee Plans that are identified as CE Employee Plans on Schedule B.19, other than Employee Plans providing post-retirement medical or life insurance benefits.

         "Employee Plan" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA, (ii) is or has been entered into, maintained, administered or contributed to by the Seller or any of its Affiliates (including CE), and (iii) covers any CE Employee and/or CE Beneficiary.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         E.02. EMPLOYEES AND EMPLOYEE BENEFITS.

                  (a) Immediately following the Closing, each CE Employee shall continue to be employed by CE in a position similar to his or her position immediately prior to the Closing, at the same job and same salary or wage levels, and at the same respective location as that at which such CE Employee is employed immediately prior to the Closing. Subject to Applicable Law, CE shall have the right to dismiss any CE Employee at any time, with or without cause, and to change the terms of employment of any CE Employee.

                  (b) CE shall provide any notices to CE Employees that may be required under the Worker Adjustment Retraining and Notification Act, 29 U.S.C. ss. 2101 et seq., ("WARN") with respect to events which occur on or after the Closing Date.

                  (c) Commencing on the Closing Date, CE shall assume all responsibility and liability for (i) accrued but unpaid wages, bonuses, salary and accrued vacation of CE Employees; (ii) all claims by CE Employees and CE Beneficiaries for severance or other termination benefits based on the events occurring after the Closing; and (iii) all claims relating to the terms and conditions of employment, hiring, firing, supervision, occupational safety and health, workplace, wages and hours promotion, employment practices or treatment of CE Employees or CE Beneficiaries, arising from or relating to events on or after the Closing Date and, if accrued for or reserved against in the calculation of the Final Net Working Capital Amount, claims arising from or relating to events prior to the Closing Date. Effective as of the Closing Date and at all times thereafter, CE shall be responsible for the payment, sponsorship, funding, operation, investment and administration of all compensation, employee plans and benefit arrangements provided for any CE Employees or CE Beneficiaries. Notwithstanding the foregoing, the Seller shall remain responsible for payment of the Special Retention Agreements for the CE Employees listed on Schedule E.02.

                  (d) The Purchaser agrees that, to the extent bonus and incentive payments in respect of the year ended December 31, 1997 have not been paid as of the Closing Date, it will cause CE to make such bonus and incentive payments in accordance with the terms of the bonus and incentive plans in existence as of the date of this Agreement.

         E.03. PLANS FOLLOWING THE CLOSING.

                  (a) Immediately following the Closing, the Purchaser shall provide CE Employees Employee Plans and Benefit Arrangements that are substantially equivalent to the Employee Plans and Benefit Arrangements maintained by the Purchaser on behalf of its other employees who are employed in comparable positions. CE Employees shall be credited for purposes of participation, eligibility and vesting for the service credited under Benefit Arrangements and

Employee Plans which are similar to Employee Plans and Benefit Arrangements maintained by the Purchaser for CE Employees; provided however that no service for the Seller and its Affiliates shall be required to be recognized for any benefit accrual purposes; and provided, further, that layoff and severance shall be identical to those provided under the Seller's Employee Plans and Benefit Arrangements for any CE Employee terminated or laid off in the 180-day period following the Closing.

                  (b) Effective as of the Closing Date, the Seller and its Affiliates (other than CE) shall retain liability to provide post-retirement medical and life insurance benefits to CE Employees and CE Beneficiaries and CE shall have no liability or obligation to provide post-retirement life and medical benefits to CE Employees and CE Beneficiaries. Nothing contained herein is intended to limit or restrict the Seller's ability to amend or terminate its or CE's post-retirement life and medical plans before, on or after the Closing.

                  (c) CE's plans that are welfare plans (as defined in Section 3(1) of ERISA) shall not contain a clause excluding coverage for preexisting conditions of CE Employees or CE Beneficiaries (unless and only to the extent and for the period that such pre-existing condition as of the Closing Date would be excluded from coverage under the welfare plans of CE) and shall provide that any expenses incurred by a CE Employee or CE Beneficiary under the Employee Plans and Benefit Arrangements during the calendar year in which the Closing occurs shall be taken into account under the welfare plans covering CE Employees or CE Beneficiaries after the Closing for the purposes of deductible and coinsurance requirements and satisfaction of maximum out-of-pocket provisions to the same extent as if such expenses had been incurred after the Closing.

         E.04. COLLECTIVE BARGAINING AGREEMENTS. CE is not a party to, and none of the CE Employees are covered by, collective bargaining agreements.

         E.05. 401(K) SAVINGS PLAN OBLIGATIONS.

                  (a) CE Employees currently participate in the Lockheed Martin Corporation Salaried Savings Plan (the "Seller's Savings Plan"). The CE Employees shall cease to be eligible to participate in, or to accrue benefits and service credits under the Seller's Savings Plan as of the Closing Date. Effective as of the Closing Date, the Purchaser shall designate an existing 401(k) savings plan or CE shall establish a new 401(k) savings plan (the "CE Savings Plan") and an associated trust under which the CE Employees will be eligible to participate, to be effective as of the Closing Date. The Purchaser shall provide to the Seller evidence reasonably satisfactory to the Seller that the CE Savings Plan and the associated trust have been established and that the CE Savings Plan qualifies under the requirements of Section 401(a) of the Code, and that the associated trust is exempt from tax under Section 501(a) of the Code.

                  (b) To the extent permitted by the Seller's Savings Plan, ERISA and the Code, and with respect to elective deferrals made by CE Employees under Section 401(k) of the Code, in accordance with Treasury Regulation 1.401(k)-1(d)(4), and provided the Seller has received evidence reasonably satisfactory to it in accordance with the preceding paragraph, the Seller shall take or cause to be taken, such action as is required to permit CE Employees to receive a distribution of their account balances under the Seller's Savings Plan as soon as is reasonably practicable following the Closing Date. To the extent permitted by the Code, CE Employees shall be permitted to roll over (or, pursuant to Section 401(a)(31) of the Code, directly transfer) distributions to the CE Savings Plan (other than the portion of the distribution which constitutes participant after-tax contributions, if any). The distribution or direct transfer shall be made in cash in an amount equal to the value of the account balances to be distributed, determined as of the close of business on the last business day immediately preceding the distribution, except that to the extent a participant's or beneficiary's account balance in the Seller's Savings Plan includes one or more promissory notes evidencing a participant loan or loans, such promissory notes shall be distributed in kind and, if applicable, directly transferred for the participant's or beneficiary's credit under the CE Savings Plan. For the period from the Closing Date until the distribution or direct transfer with respect to a particular CE Employee, CE shall collect by payroll deduction and promptly pay over to the Seller's Savings Plan all loan payments required on participant loans made by the Seller's Savings Plan to any CE Employee.

         E.06. OTHER EMPLOYEE PLANS AND BENEFIT ARRANGEMENTS.

                  (a) Except with respect to the Special Retention Agreements referenced in Section E.02(c), as of the Closing Date, CE Employees and CE Beneficiaries shall cease to accrue or enjoy benefits under any Employee Plans and Benefit Arrangements and shall commence accrual of benefits and participation in those compensation and employee benefit plans and benefit arrangements maintained by CE (or the Purchaser) pursuant to Section E.03.

                  (b) With respect to any CE Employee Plan or CE Benefit Arrangement, effective as of the Closing, the Seller shall cease to sponsor, administer or contribute to such CE Employee Plans and CE Benefit Arrangements. CE shall assume all obligations and liabilities (including, without limitation, all obligations and liabilities attributable to the period prior to the Closing and obligations with respect to individuals who are not CE Employees or CE Beneficiaries) of the Seller and its Affiliates with respect to such CE Employee Plans and CE Benefit Arrangements. To the extent necessary, the Seller, effective as of the Closing, shall cause each CE Employee Plan and CE Benefit Arrangement to be amended to provide that sponsorship and maintenance thereof shall be transferred as of the Closing Date to CE.

         E.07. NECESSARY ACTION. CE, the Purchaser and the Seller agree to take all action which may be necessary in order to effectuate the transactions contemplated by this Exhibit E, including, without limitation, adopting any necessary amendments to the Employee Plans and Benefit Arrangements and making all filings and submissions to the appropriate governmental agencies required to be made.

         E.08. THIRD PARTY BENEFICIARIES. No provision of this Exhibit E shall create any third party beneficiary rights in any CE Employee or CE Beneficiary, including, without limitation, any right to continued employment or employment in any particular position by CE for any specified period of time after the Closing Date.

         E.09. MUTUAL ASSISTANCE. At all times after the Closing Date, CE, the Purchaser and the Seller agree to make reasonably available to each other and each other's agents, employees, accountants and other representatives such actuarial, financial, personnel and related information as may be requested with respect to any CE Employee.

         E.10. INDEMNIFICATION BY CE AND THE PURCHASER. CE and the Purchaser shall indemnify, defend and hold harmless (i) the Seller, (ii) each Affiliate of the Seller (other than CE), (iii) each Employee Plan or Benefit Arrangement maintained by the Seller or its Affiliates (other than CE), and (iv) the fiduciaries of each such Employee Plan or Benefit Arrangement from and against any and all Damages of any kind or nature, caused by, resulting from or arising in connection with:

                  (x) the sponsorship, operation or administration on and after the Closing Date of, and the payment of benefits to CE Employees and CE Beneficiaries under the CE Employee Plans and CE Benefit Arrangements as well as under all employee plans and benefit arrangements established by CE (or the Purchaser) hereunder;

                  (y) any responsibility, obligation or liability assumed by or remaining with CE and described in Sections E.02, E.03, E.05 or E.06(b); and

                  (z) any breach of any covenant or agreement regarding employee benefit matters made in this Agreement.

         E.11. INDEMNIFICATION BY THE SELLER. The Seller shall indemnify, defend and hold harmless (i) the Purchaser, (ii) CE, (iii) each Affiliate of the Purchaser and CE, (iv) each CE Employee Plan and CE Benefit Arrangement, and (v) the fiduciaries of each CE Employee Plan and CE Benefit Arrangement from and against any and all Damages of any kind or nature, caused by, resulting from or arising in connection with:

                  (x) the sponsorship, operation or administration before the Closing Date of, and the payment of benefits for claims incurred prior to the Closing to CE Employees and CE Beneficiaries under, any Benefit Arrangement or Employee Plan (other than a CE Employee Plan or CE Benefit Arrangement);

                  (y) any responsibility, obligation or liability assumed by or remaining with the Seller and its Affiliates (other than CE) and described in the last sentence of Section E.02(c) or in Section E.03(b).

                  (z) any breach of any covenant or agreement regarding employee benefit matters made in this Agreement.

                                                                    ATTACHMENT I

                              OPENING STATEMENT(1)
                             AS OF DECEMBER 28, 1997
                                Dollars in 000's
                                   (unaudited)

Assets                                                            Liabilities
------                                                            -----------
                                                 Final                                                            Final
-------------------------------------------------------           ------------------------------------------------------
Cash                                                 49           Accounts Payable - General                      18,259
Accounts Receivable - Customer                   29,162           Accounts Payable - Affiliated Companies            520
Accounts Receivable - Affiliated Companies        1,560           Accounts Payable - Negative Cash                 3,841
Accrued Receivable - Unbilled                      (331)          Accrued Salaries, Wages & PR Taxes               1,142
Allow Uncollected Receivables                    (1,758)          Warranty Reserve                                   200
Inventories (Net)                                23,587           Accrued Current Liabilities                      1,433
Prepayments (Net)                                    37           Customer Advance Payments                          330
                                                 ------                                                          -------
    TOTAL CURRENT ASSETS                         52,307             TOTAL CURRENT LIABILITIES                     25,725

Fixed Assets                                     42,404             OTHER LONG TERM LIABILITIES                       --
                                                                                                                  ------
Accumulated Depreciation                        (25,711)
                                                 --------
    FIXED ASSETS (Net)                           16,693             TOTAL LIABILITIES                             25,725
                                                                                                                  ------
Goodwill                                         46,946                NET ASSETS                                 76,822
                                                                                                                  ------
Accumulated Amortization                        (13,399)
                                                 ------
    Intangibles (Net)                            33,547

       TOTAL ASSETS                             102,547

----------------------------------------------
Total Current Assets                   $52,307
Less:  Total Current Liabilities        25,725
                                       -------
       Working Capital                 $26,582
----------------------------------------------
(1) See paragraph entitled "Exceptions to GAAP in the Opening Statement" in Attachment II.

                                                                   ATTACHMENT II

                ADDITIONAL MATTERS RELATING TO THE CALCULATION OF
                THE PROPOSED FINAL NET WORKING CAPITAL AMOUNT AND
                      THE FINAL NET WORKING CAPITAL AMOUNT

         The Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount shall be determined on a basis consistent with the manner in which the Opening Statement was prepared as disclosed in the notes to the Opening Statement or as otherwise set forth in this Attachment II. Consistency of preparation shall mean that, except as otherwise set forth in this Attachment II (including under the heading "Exceptions to GAAP in the Opening Statement"), all principles, classifications, methods, practices, assumptions and policies used in the preparation of the Opening Statement shall be used or applied in the determination of the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount. In addition, since the use of estimates is an integral part of the preparation of financial statements generally, and was an integral part of the preparation of the Opening Statement, and since accounting estimates are inherently subjective, often accompanied by a range of reasonable outcomes, except as otherwise set forth in this Attachment II, the estimates used in the determination of the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount shall be prepared on a basis consistent with the estimates used in the preparation of the Opening Statement.

         Following are additional agreements and clarifications with respect to the determination of the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount:

         ADJUSTMENT OF RESERVES AND VALUATION ACCOUNTS. In the determination of the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount, except as otherwise set forth in this Attachment II, the amount of any reserves or valuation accounts shall be determined by applying methods, practices, classifications, assumptions, estimates, policies, factors and underlying data consistent with those used in determining the reserves or valuation accounts included in the Opening Statement, and there shall be no changes made to any reserves or valuation accounts (including, without limitation, contract reserves, purchase accounting reserves, allowances for bad debts, inventory reserves, warranty reserves and other reserves), except to the extent that such changes are required by changes in facts and events occurring after December 28, 1997 and before the Closing Date.

         INVENTORY. For purposes of determining the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount, the parties have agreed contractually that an inventory observation as of the Closing Date, will not be conducted. Furthermore, in the determination of the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount, the raw materials and finished goods inventory of CE shall be recorded at an amount equal to their net book value as included in the Opening Statement (which was calculated on a basis consistent with the inventory policy set forth in the notes to the CE Financial Statements), except to the extent that changes are required by normal business activities (purchases, transfers to/from work in process or cost of sales relief resulting from shipment of products) occurring after December 28, 1997 but before the close of business on the day before the Closing Date, in each case calculated in accordance with the policies and practices reflected in the Opening Statement.

         EXCLUSION OF CERTAIN RESERVES AND LIABILITIES. There shall not be considered in the determination of the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount any reserve or any liability to the extent such reserve or liability (i) arises out of, results from or relates to any action taken by the Purchaser, including but not limited to any actions taken in connection with the Contemplated Transactions, (ii) arises out of, results from or relates to any actions taken or contemplated to be taken by the Purchaser, the Seller, CE or any of their Affiliates contemporaneously with or subsequent to the Closing, (iii) arises out of, results from or relates to a reserve or liability that CE will not under any circumstances be obligated to make payment on or otherwise settle at or subsequent to the Closing, (iv) relates to or is in respect of Taxes, or (v) is indemnified against by the Seller.

         DUE DILIGENCE COSTS. There shall be no amount accrued or reserved for in connection with the determination of the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount for any obligations or liabilities incurred in connection with the Purchaser's due diligence efforts in connection with the Contemplated Transactions, including without limitation any fees and expenses of the counsel, independent accountants or other agents, advisors or consultants of the Purchaser.

         CERTAIN SHARED EXPENSES. There shall not be considered in the determination of the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount any reserve or any liability to the extent such reserve or liability relates to fees or expenses that, in accordance with the Agreement, are to be shared by the Seller and the Purchaser including, without limitation, the fees and expenses contemplated by Section 2.03(d) and Section 13.03 of the Agreement.

         GOING CONCERN. For purposes of determining the Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount, CE and the businesses conducted and to be conducted by CE, will be considered a "going concern" and all of the assets owned by CE shall be deemed to be actively used in the business of CE and not held for sale or disposal.

         CALCULATION OF NET WORKING CAPITAL. Net Working Capital shall be calculated by subtracting current liabilities from current assets based on the general ledger accounts maintained by CE and included in the Opening Statement.

         EXCEPTIONS TO GAAP IN THE OPENING STATEMENT. The following represent items which are or may be considered deviations from GAAP in the Opening
Statement:

         o Comparative amounts are not presented.

         o While certain explanatory footnotes are presented, such footnotes do not represent the full complement of disclosures required by GAAP.

         o No provision for federal, state or local current or deferred Tax assets/liabilities has been reflected in the Opening Statement.

         o No liability for workers' compensation or provision for pension or retirement (including supplemental pension or retirement plans) assets/liabilities or other post employment benefits or restructuring liabilities has been reflected in the Opening Statement.

         o No stockholders' equity is reflected in the Opening Statement.

         o No liabilities for self-insurance for auto, casualty, etc. are included in the Opening Statement.

         o No liabilities for incurred but not reported medical claims are included in the Opening Statement.

         o No Environmental Liabilities are included in the Opening Statement.

         o No interest liability is provided for on intercompany loans in the Opening Statement.

                                                                  ATTACHMENT III

                                SUPPLY AGREEMENT

         This Supply Agreement is entered into as of the ____ day of ________ 1998, by and between Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), and Benchmark Electronics, Inc., a Texas corporation ("Benchmark").

                              W I T N E S S E T H:

         WHEREAS, Lockheed Martin and Benchmark have entered into a Purchase Agreement dated as of January 22, 1998 (as amended from time to time, the "Agreement"); and

         WHEREAS, the Agreement contemplates, among other things, that Lockheed Martin will sell all of the outstanding shares of capital stock of Lockheed Commercial Electronics Company, a Delaware corporation ("CE"), to Benchmark upon the terms and subject to the conditions set forth in the Agreement;

         WHEREAS, Lockheed Martin and certain of its Subsidiaries have existing relationships with CE pursuant to which Lockheed Martin and those Subsidiaries from time to time purchase materials and products from Benchmark;

         WHEREAS, Benchmark desires to continue to supply certain materials and products to Lockheed Martin and its Subsidiaries from time to time following the closing of the Contemplated Transactions;

         WHEREAS, Lockheed Martin and certain of its Subsidiaries will continue, in the ordinary course of their business, to have a need for materials and products of the type previously purchased from Benchmark; and

         WHEREAS, Section 10.01 of the Agreement contemplates that Lockheed Martin and Benchmark will enter into a supply agreement on the terms and subject to the conditions set forth in this Supply Agreement;

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties contained herein, Lockheed Martin and Benchmark agree as follows:

          1. Capitalized terms used but not defined in this Supply Agreement shall have the meanings ascribed to them in the Agreement.

                                      III-1

          2. Lockheed Martin covenants and agrees that in the event its Sanders Business Unit ("Sanders"), in the ordinary course of its business, needs materials or products of a type currently being purchased by Sanders from CE, Lockheed Martin will give CE an opportunity to submit a proposal to supply such materials or products. Lockheed Martin will consider in good faith any proposal submitted by CE and in evaluating the proposal will consider, among other relevant factors, price, quality, service levels, workmanship, manufacturing controls, security or confidentiality requirements, timeliness, single or multiple sourcing needs, prior relationships with suppliers and relationships between Sanders' customers and CE or other suppliers. Notwithstanding the foregoing, however, Sanders' decision to purchase materials or products from CE shall be at the sole and absolute discretion of Lockheed Martin and Sanders.

          3. Lockheed Martin covenants and agrees that it will advise its business units (other than Sanders) and its wholly owned Subsidiaries of the materials and products manufactured by CE and will encourage such business units and wholly owned Subsidiaries to consider purchasing materials and products from CE. Lockheed Martin agrees to assist CE in its efforts to market materials and products to business units (other than Sanders) and wholly owned Subsidiaries of Lockheed Martin by making introductions of appropriate personnel to CE. In the event CE desires to seek assistance from Lockheed Martin in marketing its materials and products in accordance with the preceding sentence, CE agrees to coordinate its efforts with the Vice President of Operations of Lockheed Martin's Electronics Sector.

          4. This Supply Agreement, unless earlier terminated or extended in writing signed by Lockheed Martin and Benchmark, shall terminate at the close of business on December 31, 2000.

          5. Lockheed Martin and Benchmark agree that, if any provision of this Supply Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, but only with respect, to the operation of such provision in the particular jurisdiction in which the adjudication was made. To the extent any such provisions may be made valid and enforceable in such jurisdiction by limitations on the scope of the provision, Lockheed Martin and Benchmark agree that such provision instead shall be deemed limited to the extent, but only to the extent, necessary to make the provision enforceable to the fullest extent permissible under the laws and public policies in such jurisdiction.

          6. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to Lockheed Martin:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention:  Senior Vice President and
                                       Chief Financial Officer
                           Telecopy: (301) 897-6083

                                      III-2
                  with copies to:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention:  Senior Vice President and
                                       General Counsel
                           Telecopy:  (301) 897-6791

                                     and

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland 21202
                           Attention:  Glenn C. Campbell
                           Telecopy:  (410) 385-3700

                  If to Benchmark:

                           Benchmark Electronics, Inc.
                           3000 Technology Drive
                           Angleton, Texas  77515
                           Attention:  President and Chief
                                       Executive Officer
                           Telecopy:  (409) 848-5269

                  with a copy to:

                           Bracewell & Patterson, L.L.P.
                           2900 South Tower
                           Penzoil Place
                           Houston, Texas  77002
                           Attention: John R. Brantley
                           Telecopy:  (713) 221-1212

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Paragraph 6 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Paragraph 6.

          7. Any provision of this Supply Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Lockheed Martin and Benchmark, or in the case of a waiver, by the party against whom the waiver is to be

                                      III-3
effective. No failure or delay by any party in exercising any right, power or privilege under this Supply Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          8. The provisions of this Supply Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Supply Agreement without the consent of Lockheed Martin, in the case of Benchmark, and Benchmark, in the case of Lockheed Martin.

          9. As used in this Supply Agreement, any reference to the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Supply Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Supply Agreement.

         10. Except as expressly provided herein, this Supply Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

         11. This Supply Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to the choice of law provisions thereof).

         12. This Supply Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Supply Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

                                      III-4

         IN WITNESS WHEREOF, the parties hereto have executed this Supply Agreement as of the date first set forth above.

                                     LOCKHEED MARTIN CORPORATION

                                     By:________________________________


                                     BENCHMARK ELECTRONICS, INC.

                                     By:________________________________

                                      III-5

                                                                   ATTACHMENT IV

                           INTERIM SERVICES AGREEMENT

         This Interim Services Agreement (this "Agreement") is entered into as of the ____ day of ___________ 1998, by and between Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), and Benchmark Electronics, Inc., a Texas corporation ("Benchmark").

                              W I T N E S S E T H:

         WHEREAS, Lockheed Martin and Benchmark have entered into a Purchase Agreement dated as of January 22, 1998 (the "Purchase Agreement"), pursuant to which Lockheed Martin has agreed to sell, and Benchmark has agreed to buy, all of the issued and outstanding shares of capital stock of Lockheed Commercial Electronics Company, a Delaware corporation ("CE"); and

         WHEREAS, pursuant to Section 2.04(iii) of the Purchase Agreement, Lockheed Martin has agreed to provide to CE certain services of a type provided by Lockheed Martin and its Affiliates as of the date of the Purchase Agreement, at costs consistent with past practices; and

         WHEREAS, Lockheed Martin and Benchmark desire to enter into this Agreement to give effect to the provisions of Section 2.04(iii) of the Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Purchase Agreement.

         2. SERVICES PROVIDED. During the term of this Agreement, Lockheed Martin shall provide to CE, or at its option shall cause one or more of its Affiliates to provide to CE, those services (the "Services") described in Exhibit A to this Agreement that CE requests to be performed from time to time.

         3. CONSIDERATION. Benchmark shall pay to Lockheed Martin, or shall cause CE to pay to Lockheed Martin, in consideration for the Services provided hereunder, amounts determined on the basis of the fees referenced in Exhibit A to this Agreement. In addition, Benchmark shall pay to Lockheed Martin, or shall cause CE to pay to Lockheed Martin, such amounts as may be necessary to reimburse Lockheed Martin for any reasonable out-of-pocket expenses incurred by Lockheed Martin or its Affiliates in performing the Services. Lockheed Martin shall invoice Benchmark for the Services provided hereunder on a monthly basis and Benchmark shall pay, or cause CE to pay, the amount of such invoice in immediately available funds within 15 days of the date thereof.

         4. INFORMATION TO BE PROVIDED TO LOCKHEED MARTIN. Where input or other information has been provided by CE to Lockheed Martin or its Affiliates in the past in connection with the provision of a Service, CE shall provide Lockheed Martin or any Affiliate designated by Lockheed Martin with information in the same general format and level of detail and in accordance with the same schedule followed previously by CE in furnishing such information to Lockheed Martin or its Affiliates.

         5. PERFORMANCE STANDARD; CONFIDENTIALITY. Nothing in this Agreement shall require or be interpreted to require Lockheed Martin to provide a Service to CE beyond the scope and content of such Service as provided by Lockheed Martin to CE immediately prior to the date of this Agreement. Lockheed Martin will perform, or cause its Affiliates to perform, each Service in the same general manner that the Service was performed for CE immediately prior to the date of this Agreement. Lockheed Martin will handle, and will cause its Affiliates to handle, all information disclosed to it or them by CE that CE identifies as proprietary and confidential in the same general manner as Lockheed Martin handles its own information that it considers proprietary and confidential.

         6. FORCE MAJEURE; REDUCTION OF SERVICES. Neither party shall be liable for any loss or damage whatsoever arising out of any delay or failure in the performance of its obligations pursuant to this Agreement to the extent such delay or failure results from events beyond the control of that party, including but not limited to acts of God, acts or regulations of any Governmental Authority, war, accident, fire, flood, strikes, industrial disputes or shortages of fuel, nor shall any party be entitled to terminate this Agreement in respect of any such delay or failure resulting from any such event.

         7. DISPUTE RESOLUTION. In the event of any dispute between Lockheed Martin and Benchmark with respect to the provision of any Service pursuant to this Agreement, each of Lockheed Martin and Benchmark shall designate an employee as its representative to attempt to resolve the dispute and each such representative will use reasonable commercial efforts to resolve the dispute promptly. If the individuals designated by Lockheed Martin and Benchmark are unable to resolve the dispute promptly, the dispute will be submitted to a member of senior management of each party. Such members of senior management will meet in person or by telephone conference at least once in the 10-day period following the submission of the dispute to them and will use reasonable commercial efforts to resolve the dispute promptly. If such members of senior management are unable to resolve the dispute within 15 days of the submission of the dispute to them, the parties may exercise any rights or remedies available to them in the Purchase Agreement or otherwise.

         8. LIMITED LIABILITY. Lockheed Martin and its Affiliates shall not be liable, whether in negligence, breach of contract or otherwise, for any Damages suffered or incurred by CE, Benchmark or a related Person arising out of or in connection with the rendering of a Service or any failure to provide a Service, except to the extent that such Damages are caused by the willful misconduct or gross negligence of Lockheed Martin or any of its Affiliates. In no event shall Lockheed Martin or any of its Affiliates be liable for special, incidental or consequential losses, Damages or expenses, including, without limitation, loss of profits.

         9. TERM AND TERMINATION.

                  (a) This Agreement shall become effective on the date hereof and, unless sooner terminated pursuant to the terms hereof, shall continue in effect until December 31, 1998.

                  (b) Benchmark may terminate any Service (provided that related Services may not be terminated in part) prior to the expiration of the term thereof by providing to Lockheed Martin written notice of termination not less than 30 days before the date of such earlier termination and the provision of such Service shall terminate at the end of the period of notice.

                  (c) This Agreement may be terminated in whole or in part (provided that related Services may not be terminated in part) by either party if:

                           (i) such party reasonably and in good faith
determines that the other party is generally unable to pay its debts as they become due;

                           (ii) the other party is in material breach of any
provision of this Agreement, provided that the party seeking to terminate this Agreement for breach shall notify the other party of such breach and provide such other party with 30 days to cure such breach; or

                           (iii) the provision or receipt of any such Service is
prohibited by Applicable Law, subjects Lockheed Martin or any of its Affiliates, Benchmark or CE (as the case may be) to increased regulation by any Governmental Authority or requires Lockheed Martin to obtain any license or permit not otherwise required of Lockheed Martin.

         10. NO AGENCY. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute either party an agent of the other party in the conduct of such party's business.

         11. SOLE AGREEMENT. This Agreement, including Exhibit A attached hereto, represents the sole agreement of the parties with respect to the Services, and no waiver, alteration, or modification of any provision hereof shall be effective unless in writing and signed by authorized representatives of both Lockheed Martin and Benchmark.

         12. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to Lockheed Martin:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention: Senior Vice President and
                                      Chief Financial Officer
                             Telecopy (301) 897-6083

                  with a copy to:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention: Senior Vice President and
                                      General Counsel
                           Telecopy (301) 897-6791

                           and

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland  21202
                           Attention: Glenn C. Campbell
                           Telecopy:  (410) 385-3700

                  if to Benchmark:

                           Benchmark Electronics, Inc.
                           3000 Technology Drive
                           Angleton, Texas  77515
                           Attention: President and Chief
                                      Executive Officer
                           Telecopy:  (409) 848-5269

                  with a copy to:

                           Bracewell & Patterson, L.L.P.
                           2900 South Tower
                           Penzoil Place
                           Houston, Texas  77002
                           Attention: John R. Brantley
                           Telecopy:  (713) 221-1212
or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Agreement may not be assigned in whole or in part (except in the case of an assignment to a purchaser of all or a portion of the business of the Lockheed Martin or Benchmark) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             LOCKHEED MARTIN CORPORATION

                                             By:__________________________(SEAL)


                                             BENCHMARK ELECTRONICS, INC.

                                             By:__________________________(SEAL)

                                    EXHIBIT A

                                    SERVICES

A.  Ground maintenance support in connection with the use of the Sanders Campus.

             Basis of Service Fee:     *

B.  Employee badge encoding.

             Basis of Service Fee:     *

C. Telecommunications services (e.g. remote access phone lines, remote access modems, services (installations, repairs and disconnects), interim access, basic phone services and class B network (e-mail)).

             Basis of Service Fee:     *

D.  Offsite storage for data tapes.

             Basis of Service Fee:     *

E.  Utilization of master fire and security protection system for CE Facility.

             Basis of Service Fee:     *

F.  Access to Sanders company physician for management physicals.

             Basis of Service Fee:     *

G.  Support services provided by the following Sanders employee:  Lance Fraser.

             Basis of Services Fee:    *
--------------------
* The costs charged for each of the services will be determined using cost methodologies consistent with past practices.

                                                                    ATTACHMENT V

                                CE FACILITY LEASE

         This Lease Agreement (this "Lease") is made this ____ day of _________ 1998, by and between Lockheed Martin Corporation, a Maryland corporation ("Landlord"), and Benchmark Electronics, Inc., a Texas corporation ("Tenant").


                              W I T N E S S E T H:

         WHEREAS, Landlord is the owner of the real property and an office building consisting of approximately 250,000 square feet, located within the Pope Technical Park in Hillsborough County, New Hampshire, commonly known as Building #2, 65 River Road, Hudson, New Hampshire 03051 (the "Premises"), a map of which is attached hereto as Exhibit A;

         WHEREAS, pursuant to the terms of the Purchase Agreement between Landlord and Tenant dated as of January 22, 1998 (together with all Exhibits, Schedules and Attachments thereto, the "Purchase Agreement"), Tenant has agreed to lease the Premises from Landlord on the terms and conditions set forth in this Lease; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein and contained in the Purchase Agreement, the parties agree as follows:

                                    ARTICLE I
                                      TERM

         Section 1.01 TERM. The term (the "Prime Term") of this Lease shall commence on the date hereof (the "Commencement Date") and shall continue for a period of two years thereafter (the "Expiration Date").

         Section 1.02 ADDITIONAL TERM. In the event that Tenant shall desire to extend this Lease at the end of the Prime Term, Tenant shall be permitted to extend this Lease for one additional term for a period of up to four years following the expiration of the Prime Term (the "Additional Term"). Tenant shall provide Landlord written notice of the intent to lease the Premises for the Additional Term at least 90 days before the expiration of the Prime Term. Upon receipt of such written notice by Landlord, Landlord and Tenant shall negotiate in good faith a lease for the Premises for the Additional Term on terms and conditions consistent with the general market for the lease of commercial facilities of the type, location and size of the Premises at that time (the "General Market Rate"). Notwithstanding the foregoing, in the event that despite such good faith negotiations

Landlord and Tenant are unable to agree on the General Market Rate for the Additional Term, the General Market Rate shall be determined in accordance with the provisions of Section 1.03 below.

         Section 1.03. APPRAISAL.

         (a) In the event that Landlord and Tenant cannot agree on the General Market Rate within 60 days of the Expiration Date, then either party may invoke its right to appraisal as set forth in this Section 1.03.

         (b) To invoke its right to appraisal, the invoking party (the "Invoking Party") shall send written notice to the other party (the "Non-Invoking Party") stating that it is invoking its right to appraisal and naming an appraiser with substantial experience in commercial real estate matters in the general area in which the CE Facility is located, who shall be a member of the Appraisal Institute or some other comparable organization. Within 10 days after such notice, the Non-Invoking Party shall name an appraiser who is also so qualified and shall provide the Invoking Party with written notice of the same. Within 10 days thereafter, the two appraisers so selected (the "First Appraisers") shall select a third appraiser (the "Outside Appraiser").

         (c) The appraisers (the First Appraisers and the Outside Appraiser) shall attempt to determine the General Market Rate for the Premises. In making such determination, the appraisers shall take into account that the Additional Rent set forth in Section 3.02 of this Lease shall continue without interruption. In the event that the First Appraisers are unable to determine a single General Market Rate within 20 days after the date the Outside Appraiser was selected, each of the First Appraisers shall set his or her own General Market Rate. In the event that the General Market Rate determined by either of the First Appraisers is within 10% (a "Close Appraisal") of the General Market Rate established by the Outside Appraiser (the "Outside Appraisal"), the average of the Close Appraisal or the Close Appraisals, as the case may be, and the Outside Appraisal shall be the General Market Rate. In the event that neither appraisal by the First Appraisers is a Close Appraisal, the General Market Rate shall be (i) the Outside Appraisal if it falls between the other two appraisals,
(ii) the average of the Outside Appraisal and the lower of the other two appraisals if the Outside Appraisal is lower than both of the other two appraisals, and (iii) the average of the Outside Appraisal and the higher of the other two appraisals if the Outside Appraisal is higher than both of the other two appraisals. The General Market Rate so determined shall be conclusive and binding upon the parties.

         (d) Each party shall bear all of the costs and expenses of the appraiser selected by it and the parties shall share equally the costs of the Outside Appraiser.

                                   ARTICLE II
                                  THE PREMISES

         Section 2.01 USE OF PREMISES. Tenant may use and occupy the Premises during the term of this Lease for offices or light manufacturing and for no other purposes except with the prior written consent of Landlord, provided that any such use of the Premises shall at all times comply in all material respects with all applicable laws and regulations, including zoning and land use laws and regulations.

         Section 2.02 ACCESS, UTILITIES, AND PARKING. Landlord shall provide Tenant with adequate rights (i) of ingress and egress from a publicly dedicated road to the Premises and (ii) to public utilities in order to operate the Premises in the manner currently being utilized. Additionally, Tenant shall be entitled to the use of the parking lots located within the Premises sufficient to accommodate (i) those employees that work for Lockheed Commercial Electronics Company immediately prior to the Commencement Date and (ii) a reasonable number of additional employees that may be employed by Tenant at the Premises in the future.

         Section 2.03 SERVICES PROVIDED BY LANDLORD. Landlord shall provide Tenant electric power, water, sewer, fire protection (consisting only of sprinklers, fire extinguishers and smoke detectors), outside maintenance services (including plowing for the roads and parking lots of the Premises) for the Premises, in the manner that these services have been supplied to Lockheed Commercial Electronics Company by Landlord prior to the execution of this Lease. Tenant shall reimburse Landlord for expenses incurred in providing these services pursuant to the terms of Section 3.02.

         Section 2.04 SERVICES NOT PROVIDED BY LANDLORD. Tenant, at its own expense, shall be responsible for plant engineering services (including, but not limited to, procuring heating and air conditioning maintenance and repair, ordinary interior repair, maintenance and security for the Premises), janitorial services, trash removal and interior window washing for the Premises.

                                   ARTICLE III
                                      RENT

         Section 3.01 BASE RENT. Tenant shall pay Landlord $382,000 per year as rent for the Premises during the Prime Term in equal, consecutive, monthly installments of $31,834 (the "Prime Term Rent"). The first monthly payment of the Prime Term Rent shall be due and payable on the Commencement Date. Each subsequent payment of the Prime Term Rent shall be due and payable on the same calendar day of each month for the term of this Lease. In the event any such Prime Term Rent shall not have been paid by the close of business on the fifth calendar day following the due date for such Prime Term Rent, Tenant shall pay to Landlord a late fee equal to 5% of the overdue amount.

         Section 3.02 ADDITIONAL RENT. Tenant shall pay as additional rent the costs associated with real property taxes, casualty and liability insurance policies, and the services provided by Landlord pursuant to Section 2.03 for the Premises (the "Additional Rent"). The Additional Rent shall be pro rated based on Tenant's percentage occupancy of the Premises. Tenant acknowledges that for the purposes of this Lease, Tenant shall be deemed to occupy 74% of the Premises for so long as a portion of the Premises is subleased pursuant to that certain sublease between Tenant (as Sublessor) and Sanders, a Lockheed Martin Company ("Sanders") and a division of Landlord (as Sublessee) dated of even date herewith (the "Sublease"). If at any time during the term of this Lease Sanders ceases to occupy a portion of the Premises pursuant to the Sublease, then Tenant shall be deemed to occupy 100% of the Premises for the purposes of calculating the Additional Rent pursuant to this
Section 3.02. Notwithstanding any provision of this Section 3.02 to the contrary, Tenant shall also pay as Additional Rent 89% of the cost of electric power for the Premises during the term of this Lease on the condition that Sanders occupies a portion of the Premises under the Sublease. In the event Sanders does not occupy a portion of the Premises, pursuant to the Sublease, at any time during the term of this Lease, then Tenant shall pay 100% of the cost of electric power for the Premises. The provisions of the preceding sentence shall be altered by agreement of the parties, if accomplishing the foregoing presents unreasonable difficulties under, or is otherwise required by, applicable State of New Hampshire utilities laws. Any such Additional Rent shall be due and payable within 10 days of receipt by Tenant of a written request for payment thereof and reasonable documentation regarding such Additional Rent.


                                   ARTICLE IV
                                      SIGNS

         Section 4.01 SIGNS. Tenant shall have the right, at its expense, to maintain within or on the exterior of the Building, or at its entrance to the Premises, such signs, directories or marquees as shall serve to identify Tenant and to direct guests to Tenant's place of business. Such signs, directories, or marquees shall be subject to Landlord's approval, which shall not be unreasonably withheld. Landlord agrees to identify Tenant prominently, at Tenant's expense, by a sign located at the entrance to the Premises as soon as reasonably practicable after the Commencement Date, such sign to be of a design mutually approved by Landlord and Tenant and subject to compliance with local zoning ordinances.

                                    ARTICLE V
                             TRANSFER AND SUBLETTING

         Section 5.01 TRANSFER AND SUBLETTING. Tenant shall not sublet, assign, transfer, vacate or in any manner dispose of the Premises or any part thereof for all or any part of the term of this Lease, other than pursuant to the Sanders Sublease, without the prior written consent of Landlord. Notwithstanding the above, Tenant may assign this Lease to Lockheed Commercial Electronics Company its successors and assigns, without first obtaining the prior written consent of Landlord. In the event Tenant assigns this Lease to Lockheed Commercial Electronics Company, Tenant shall remain at all times liable for any amounts owed to Landlord pursuant to this Lease.

                                   ARTICLE VI
                              SURRENDER OF PREMISES

         Section 6.01 SURRENDER OF PREMISES. On the Expiration Date, Tenant shall peaceably surrender the Premises in its current condition, reasonable wear and tear excepted, and ensure that the Premises are broom clean. Prior to the Expiration Date, Tenant shall remove from the Premises all Hazardous Substances (as defined in Section 13.01) used within, in, or as part of its business that were placed in or on the Premises on or after the Closing Date. However, nothing in this Lease shall require either Landlord or Tenant to remove asbestos containing building materials present upon the Premises prior to the Commencement Date. Any personal property left upon the Premises on the Expiration Date shall be deemed to be abandoned by Tenant.

                                   ARTICLE VII
                                SALE OF PREMISES

         Section 7.01 COOPERATION BETWEEN PARTIES. Tenant acknowledges that Landlord may actively market the Premises for sale to a third party at any time during the Prime Term or the Additional Term of this Lease.

                                  ARTICLE VIII
                            IMPROVEMENTS TO PREMISES

         Section 8.01 ALTERATIONS AND ADDITIONS. Tenant shall not make any alterations, additions, or improvements over $25,000 to the Premises without the prior written consent of Landlord. In no event shall any structural change or any change or modification to the structure of the Premises' heating, electrical, or plumbing services be undertaken by Tenant or an employee or agent of Tenant without Landlord's prior written consent. Any approved alterations, additions, or improvements, shall be done in accordance with the applicable county, city and State laws and ordinances and building and zoning rules and regulations. Tenant hereby expressly assumes full responsibility for all damages and for injuries which may result to any person or property by reason of or resulting from said alterations, additions, or improvements, and shall hold Landlord harmless with respect thereto, except with respect to those injuries and damages arising out of Landlord's fault or negligence. On the Expiration Date, all alterations, additions, and improvements to the Premises shall become the property of Landlord.

         Section 8.02 APPROVAL OF LANDLORD REQUIRED. No such alterations, additions or improvements over $25,000 may be commenced in the Premises, until Tenant has prepared or had prepared plans and specifications for the work and obtained Landlord's written approval therefor.


         Section 8.03 PAYMENT BY TENANT. Tenant shall pay, when due, any and all sums of money that may be due for any labor services, materials, supplies or equipment alleged to have been furnished or to be furnished to or for Tenant in, on, or about the Premises and which may be secured by any mechanics, material or other liens against the Premises or of Landlord's interest therein, and Tenant shall cause each such lien to be fully discharged and released at the time the performance of any obligation secured by any such lien matures or becomes due. Landlord reserves the right at any or all times to alter the Premises or add thereto so long as it does not have an adverse effect on Tenant's right to quiet enjoyment of the Premises.

                                   ARTICLE IX
                                    LIABILITY

         Section 9.01 LIABILITY. Landlord in no event shall be liable for, and Tenant shall indemnify and hold harmless Landlord from, any damage or injury to Tenant or any agent or employee of Tenant including, without limitation, business invitees and contract laborers, or to any person or persons coming upon the Premises in connection with the occupancy by Tenant of the Premises, or to any goods, chattels or other property of Tenant, or any other person or persons which may during the term of this Lease be located in the Premises, unless Landlord was responsible for such injury through Landlord's own negligence or intentional act. Landlord shall not be liable for, and Tenant shall indemnify and hold harmless Landlord from, any damage to Tenant's personal property and to personal property of others in Tenant's possession or under Tenant's care and control located within the Premises whether such damage is caused or contributed to by fire, water, rain, snow, breakage of pipes, Acts of God, leakage, or in the event that such damage is due to the fault or negligence of Tenant, its agents or employees, business invitees, and contract laborers, unless Landlord was responsible for such damage through Landlord's own negligence or intentional act. Tenant shall carry insurance to cover damage by fire or other casualty to Tenant's personal property.

                                    ARTICLE X
                                   INSPECTION

         Section 10.01 LANDLORD'S INSPECTION. Upon prior notice, Landlord and persons designated by Landlord have the right to enter the Premises at reasonable hours to examine the same and to do such work as Landlord is obligated to do under the terms of this Lease, or to do such work as Landlord shall deem necessary for the safety or preservation of the Premises; provided however, that the same shall not interfere unreasonably with the conduct of Tenant's business.

         Section 10.02 QUIET ENJOYMENT. Subject to the terms of this Lease, Landlord covenants that if Tenant pays the rent pursuant to Section 3.01 and the Additional Rent, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the Prime Term peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord.

                                   ARTICLE XI

                                 INDEMNIFICATION

         Section 11.01 INDEMNIFICATION. Tenant shall defend and indemnify Landlord and agrees to hold Landlord harmless from any injury, cost or damage to Landlord or Landlord's agents or employees and from any and all liability for injury to third persons or damage to the property of third persons, including expenses, and reasonable counsel fees occurring by reason of any negligent or unlawful acts or omissions of Tenant, Tenant's agents, consultants, contract laborers and invitees or employees.

         Section 11.02. ENVIRONMENTAL INDEMNIFICATION. Tenant shall defend and indemnify Landlord and agrees to hold Landlord harmless from any and all Damages (as defined below) arising during or after the term of this Lease from or in connection with the use, storage, generation, disposal, discharge, release or emission of Hazardous Substances (as defined in Section 13.01) in, on or about the Premises by Tenant, Tenant's agents, employees, contractors or invitees. This indemnification shall expressly include, without limitation, any and all such Damages due to any Remedial Action (as defined below), and shall survive indefinitely after the expiration or termination of this Lease.

         For the purposes of this Section 11.02, "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such person (with such amounts to be determined net of any resulting tax benefit and net of any refund or reimbursement of any portion of such amounts, including, without limitation, reimbursement by way of insurance, third party indemnification or the inclusion of any portion of such amounts as a cost under Government Contracts), but specifically excluding (i) any costs incurred by or allocated to Landlord with respect to time spent by employees of Landlord or any of its affiliates, (ii) any consequential, exemplary or punitive damages and (iii) the decrease in the value of any asset to the extent that such valuation is based on a use of such asset other than its use as of the Commencement Date.

         For the purposes of this Section 11.02, "Remedial Action(s)" means the investigation, clean-up or remediation of contamination or environmental degradation or damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, or emission of Hazardous Substances, including, without limitation, investigations, response and remedial actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, corrective action under the Resource Conservation and Recovery Act of 1976, as amended, and clean-up requirements under similar state Environmental Laws (as defined in Section 13.01).

                                   ARTICLE XII
                                   MAINTENANCE

         Section 12.01 MAINTENANCE OF PREMISES. Tenant agrees to maintain the Premises, including the heating and electrical systems for the Premises, in substantially the same condition as they are on the Commencement Date, reasonable wear and tear, and damage by fire and other casualty excepted, acknowledging that the Premises are now in good condition. Tenant shall not permit the Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste.

                                  ARTICLE XIII
                              ENVIRONMENTAL SAFETY

         Section 13.01 HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances (as defined below) to be used, stored, generated or disposed of in, on or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in an office or light manufacturing environment. Any such Hazardous Substances permitted on the Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all Environmental Laws. Tenant shall not discharge, release or emit Hazardous Substances on or about the Premises so as to pollute or contaminate air, soil (including sediment and subsurface soil), or water (including groundwater). Any testing, control, or treatment of discharges, releases or emissions of Hazardous Substances required as a result of Tenant's use and occupancy of the Premises shall be solely the responsibility of Tenant, and costs incurred by Landlord in effecting any such tests, controls, or treatment shall be reimbursed by Tenant to Landlord upon demand as Additional Rent. Landlord reserves the right to enter upon the Premises at any time throughout the term of this Lease to assure compliance with this Section 13.01.

         For the purposes of this Section 13.01 and Sections 6.01 and 11.02, "Hazardous Substances" means substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," pollutants," or "contaminants," and any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste, or material, including, without limitation, asbestos and petroleum, its derivatives, by-products and other hydrocarbons, in each case as regulated under any Environmental Law.

         For the purposes of this Section 13.01 and Section 11.02, "Environmental Laws" means any and all past, present or future federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, codes, injunctions, judicial decisions, permits or governmental restrictions or agreements with any governmental authority, which relate to the environment, human health and safety, or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials or which impose liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendment and Reauthorization Act of 1984, as amended, the Toxic Substances Control Act, as amended, any other so-called "Superfund" or "Superlien" law, and the Occupational Safety and Health Act of 1970, as amended.

                                   ARTICLE XIV
                                     BREACH

         Section 14.01 BREACH OR DEFAULT BY TENANT. Any breach by Tenant of any conditions of this Lease, other than payment of the rent pursuant to Section 3.01, may be cured by Landlord for the account of and at the expense of Tenant, and any sums so advanced shall be paid to Landlord 14 days after Landlord provides Tenant of notice thereof. Further, if Tenant shall fail to pay the rent pursuant to Section 3.01 or the Additional Rent within 14 days after being due and receiving a written demand therefor, Landlord shall have the right to recover the rent owed (together with any applicable late fee) and to reenter and take possession of the Premises and cancel and annul the remainder of this Lease. If Tenant defaults in any condition or covenant of the Lease or in performing the same, and fails to correct such default within 14 days of receiving the written notice of Landlord thereof, Landlord may, at its option, terminate this Lease; provided that such default is a default that by its nature is curable within such 14-day period.

         Section 14.02 BREACH OR DEFAULT BY LANDLORD. If Landlord defaults in any condition or covenant of the Lease or in performing the same, and fails to correct such default within 14 days of receiving written notice of Tenant thereof, Tenant may, at its option, terminate this Lease on the condition that such default is by its nature curable within such 14-day period.

                                   ARTICLE XV
                                      TAXES

         Section 15.01 REALTY TAXES. Landlord shall pay all real property taxes which have been or may be assessed by any lawful authority against the Premises. Tenant shall reimburse Landlord for the real property taxes related to the Premises as Additional Rent as provided for in Section 3.02.

         Section 15.02 PERSONAL PROPERTY TAXES. Tenant shall be liable for the payment of all taxes levied against any of Tenant's personal property or trade fixtures placed in, on, or about the Premises, including, without limitation, the shelves, counters, vaults, vault doors, wall safes, partitions, machinery, and electrical or electronic equipment. If Landlord is required to pay any of such taxes, Tenant upon demand shall promptly reimburse Landlord therefor.

                                   ARTICLE XVI
                                    INSURANCE

         Section 16.01 LIABILITY INSURANCE. From the Commencement Date until the expiration of this Lease, Tenant shall carry and keep in full force and effect at all times for the protection of Landlord and Tenant, comprehensive general liability insurance for bodily injury, death and damage to the property of others, including Tenant's legal liability for damage to the Premises and blanket contractual liability, with respect to all business conducted from the Premises and the use and occupancy thereof, including the activities, operations and work conducted or performed by Tenant, by any other person on behalf of Tenant, by those for whom Tenant is in law responsible, and by any other person on the Premises and/or accessing the recreational facilities, with minimum limits of coverage of at least $1,000,000 for each occurrence of property damage and bodily injury with an aggregate of $3,000,000. Notwithstanding the foregoing, Landlord shall have the right to require Tenant to increase the minimum limits of coverage set forth above, from time to time, to the standard limits of coverage required for comparable property in the Hudson, New Hampshire area.

         Section 16.02 FIRE AND CASUALTY INSURANCE. Tenant shall obtain and maintain in full force and effect at all times insurance policies against fire, theft, vandalism, malicious mischief, leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the Hudson, New Hampshire area, insuring all of the improvements comprising the Premises, as well as Tenant's improvements in the Premises, in an amount equal to not less than the full replacement value thereof.

         Section 16.03 POLICY REQUIREMENTS. All insurance policies carried by Tenant pursuant to this Article XVI, and any other insurance policies carried by Tenant with respect to the Premises, shall: (i) be designated as "Primary" and be issued in form acceptable to Landlord by good and solvent insurance companies licensed to do business in the State of New Hampshire and reasonably satisfactory to Landlord; (ii) name Landlord and any other parties in interest, from time to time designated by notice from Landlord to Tenant, as an additional insured; (iii) provide for at least 30 days prior written notice to Landlord of any cancellation or material alteration of such policy or of any defaults thereunder; (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord's employees and agents; (v) contain an automatic increase in insurance endorsement providing appropriate inflation protection; and (vi) have such other form and content as Landlord may reasonably require. On the commencement Date, Tenant shall provide Landlord with a Certificate of Insurance reciting the foregoing as evidence of such coverage.

                                  ARTICLE XVII
                          BANKRUPTCY, WAIVER OR DEFAULT

         Section 17.01 BANKRUPTCY, WAIVER OR DEFAULT. In the event Tenant files a voluntary petition in bankruptcy, makes assignment for the benefit of creditors, or is adjudged a bankrupt, or if a receiver, trustee or custodian is appointed for Tenant by any court, or if Tenant files any petition for relief under any section of the bankruptcy laws of the United States now in force or hereafter enacted, or if Tenant takes advantage of any insolvency act, or if the interest of Tenant shall be sold under any execution or other legal process issued out of any court, or if Tenant shall abandon or vacate the Premises during the term of this Lease, or if Tenant shall breach any promise or covenant herein, then in any such event it shall be lawful for Landlord at any time thereafter, at its option upon 10 days written notice to Tenant, to re-enter said premises and again have possession thereof and occupy the same as if this Lease had not been made, and thereupon this Lease shall cease and become null and void.

                                  ARTICLE XVIII
                                  SUBORDINATION

         Section 18.01 SUBORDINATION. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter recorded, other than the Mortgage and Promissory Note dated July 28, 1982 between Hi-Tension Realty Corporation, Mortgagor, and Ernest Chalifoux, Ethel Chalifoux and Mildred Chalifoux, Mortgagees, which Landlord has represented and does represent to Tenant is invalid, and Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Notwithstanding anything in this Lease to the contrary, a condition precedent to the effectiveness of the subordination described in this paragraph, shall be that the holder of any mortgage, ground lease or other security instrument to which this Lease is to be subordinated or to whom Tenant is to attorn, shall agree pursuant to a written agreement (hereinafter referred to as a "Non-Disturbance Agreement") delivered to Tenant, that (i) so long as Tenant is not in default under this Lease (beyond any period given to Tenant hereunder to cure such default), Tenant's use and occupancy of the Premises and its rights under this Lease shall not be disturbed or affected by the termination of such ground or underlying lease prior to the expiration or termination of this Lease or by any foreclosure or other action (or by the delivery or acceptance of a deed or other conveyance or transfer in lieu thereof) which may be instituted or undertaken in order to enforce any right or remedy available to the holder of such instrument, (ii) Tenant shall not be named as a party defendant in any foreclosure, summary or any other action commenced by any such ground or underlying lessor or secured party, and (iii) any party succeeding to the interest of Landlord as a result of any such enforcement action or otherwise shall be bound to Tenant, and Tenant shall be bound to it, under all of the terms, covenants and conditions of this Lease with the same force and effect as if such party were the original Landlord under this Lease. Landlord covenants and agrees that it will obtain and deliver to Tenant a Non-Disturbance Agreement in accordance with the foregoing provisions from the then holder(s) of any mortgage, deed of trust, ground lease or other security instrument affecting the Premises on or before the date the Premises are ready for occupancy, failing which tenant may, at its option, terminate this Lease whereupon any prepaid rent or other prepaid charges or deposits paid by Tenant to Landlord shall be immediately refunded.

                                   ARTICLE XIX
                                  MISCELLANEOUS

         Section 19.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

         if to Landlord:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention:  Senior Vice President and
                                       Chief Financial Officer
                            Facsimile: (301) 897-6083

         with a copy to:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention:  Senior Vice President and
                                       General Counsel
                           Facsimile:  (301) 897-6791

                           and

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland  21202
                           Attention:  Glenn C. Campbell
                           Facsimile:  (410) 385-3700

         if to Tenant:

                           Benchmark Electronics, Inc.
                           3000 Technology Drive
                           Angleton, Texas  77515
                           Attention:  President and Chief
                                       Executive Officer
                           Telecopy:  (409) 848-5269
         with a copy to:

                           Bracewell & Patterson, L.L.P.
                           2900 South Tower
                           Penzoil Place
                           Houston, Texas  77002
                           Attention:  John R. Brantley
                           Facsimile:  (713) 221-1212

or to such addresses or telecopy numbers and with such other copies, as such party may hereafter specify for the purpose of notice to the other parties. Each such notice, request or other communication shall be effective (I) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 19.01 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 19.01.

         Section 19.02 EMINENT DOMAIN. If the whole or any part of the Premises shall be taken by public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken from the day that possession of that part shall be required for any purpose by said public authority, and the rent and the Additional Rent shall be paid up to that day, and if such portion of the Premises are so taken as to, in Tenant's opinion, destroy the usefulness of the Premises for the purpose for which the Premises were leased, then, from that day, Tenant shall have the right either to terminate this Lease and declare the same null and void, or to continue in the possession of the remainder of the same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the Premises taken based on the value of the portion taken to the value of the remaining part. All damages awarded for such taking shall belong to and be the property of Landlord, including such damages as shall be awarded as compensation for diminution in value to the leasehold, provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for Tenant's furnishings or Tenant's business relocation expenses.

         Section 19.03 DESTRUCTION OF PREMISES. If, during the term of this Lease, the Premises are totally or partially destroyed from any cause, rendering the Premises totally or partially inaccessible or unusable, Landlord shall restore the destruction if the restoration can be made under the existing laws and can be completed within 120 working days after the destruction. Such destruction shall not terminate the Lease. During the period that the Premises are being restored Tenant shall neither pay nor owe the rent pursuant to either
Section 3.01 or the Additional Rent to Landlord. If the restoration cannot be made within 120 days, then within 10 days after such destruction Tenant or Landlord can terminate this Lease immediately by giving written notice and neither party shall have any further obligation to the other with respect to this Lease.

         Section 19.04 ENTIRE AGREEMENT. Except as otherwise expressly contemplated by the Purchase Agreement, this Lease and the Purchase Agreement contain all representations, understandings, agreements and commitments of Landlord and Tenant. The Lease between Lockheed Sanders, Inc. and CE dated September 26, 1987, as amended and any other written or oral statements or promises of any type whatsoever shall be null and void and of no effect whatsoever in the interpretation of this Lease.

         Section 19.05 APPLICABLE LAW; JURISDICTION. This Lease shall be construed in accordance with the laws of the State of New Hampshire without reference to the conflicts of laws principles thereof. The forum for any disputes arising hereunder shall be a court of competent jurisdiction sitting in the State of New Hampshire, and by executing this Lease, Landlord and Tenant consent to such jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed on the date first above written.

                                             LANDLORD:

                                             LOCKHEED MARTIN
                                             CORPORATION, by LMC
                                             Properties, Inc.,
                                             attorney-in-fact under
                                             irrevocable power of
                                             attorney dated June 5, 1996

                                             By:__________________________(SEAL)
                                             Name:
                                             Title:


                                             TENANT:

                                             BENCHMARK ELECTRONICS, INC.


                                             By:__________________________(SEAL)
                                             Name:
                                             Title:

                                                                   ATTACHMENT VI

                                SANDERS SUBLEASE

         This Sublease (this "Sublease") is made this ____ day of _________ 1998, by and between Benchmark Electronics, Inc., a Texas corporation ("Sublessor"), and Sanders, a Lockheed Martin Company and a division of Lockheed Martin Corporation, a Maryland corporation ("Sublessee").


                              W I T N E S S E T H:

         WHEREAS, Sublessor is the lessee under a prime lease (the "Prime Lease") for an office building located within the Pope Technical Park in Hillsborough County, New Hampshire, commonly known as Building #2, 65 River Road, Hudson, New Hampshire 03051 (the "Building");

         WHEREAS, Sublessee currently occupies approximately 52,000 square feet on the second floor of the Building and makes use of the Common Areas (as hereinafter defined) of the Building, together the 52,000 square feet and the Common Areas shall be referred to as the "Premises"); and

         WHEREAS, Sublessee desires to lease from Sublessor the Premises on the terms and conditions set forth in this Sublease;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:


                                    ARTICLE I
                                      TERM

         Section 1.01 TERM. The term (the "Prime Term") of this Sublease (the "Term") shall commence on the date hereof (the "Commencement Date") and shall continue for a period of two years thereafter.

         Section 1.02 ADDITIONAL TERMS.

         (a) In the event that Sublessee shall desire to extend this Sublease at the end of the Prime Term, Sublessee shall provide Sublessor with written notice of such desire and of the desired term of any such extension, which term shall be a period of up to four years following expiration of the Prime Term (the "Additional Term"), at least 90 days before the expiration of the Prime Term. The Rent (as defined herein) for the Additional Term shall be the same, on a per square foot basis, as the Rent paid by Sublessor during the Additional Term of the Prime Lease. All other terms and conditions of this Sublease shall remain in full force and effect during the Additional Term of this Sublease.

         (b) Notwithstanding anything contained herein to the contrary, Sublessee acknowledges and agrees that Sublessor's right to Sublease the Premises for the Prime Term and Additional Term is subject to its right to sublease under the Prime Lease, and the continuation of the Prime Lease beyond the Prime Term of the Prime Lease. If the Prime Lease expires or terminates prior to the expiration or termination of this Sublease, Sublessee acknowledges that all of its rights hereunder shall terminate simultaneously therewith and, upon such event Sublessor shall have no further obligation to sublease the Premises to Sublessor hereunder.

         Section 1.03. SUBLESSOR'S OPTION TO TERMINATE. At any time during the Prime Term or the Additional Term of this Sublease, Sublessor may, upon at least 12 months prior written notice to Sublessee, terminate Sublessee's interest in this Sublease and Sublessee shall vacate the Premises pursuant to such written notice.

                                   ARTICLE II
                                  THE PREMISES

         Section 2.01 USE OF PREMISES. Sublessee may use and occupy the Premises during the term of this Sublease for offices, a research and development lab, engineering or manufacturing and for no other purposes except with the prior written consent of Sublessor, provided that any such use of the Premises shall at all time comply with all applicable laws and regulations, including zoning and land use laws and regulations.

         Section 2.02 USE OF COMMON AREAS. Sublessee shall also have the use of the following common areas of the Building (the "Common Areas"):

              (i) the cafeteria;
             (ii) the hallways, lobby areas, elevators, and other areas of ingress and egress from the Building;
            (iii) the bathrooms;
             (iv) the conference center;
              (v) the shipping and receiving dock;
             (vi) the nurse facilities;
            (vii) the shower facilities;
           (viii) photocopying and reproduction services; and
             (ix) the parking facilities, including five specially designated executive parking spaces, for executive personnel of Sublessee (two of which being in the parking lot in front of the Building and three of which being in the parking lot located at the southerly side of the Building)

         Section 2.03 SERVICES PROCURED BY SUBLESSEE. Sublessee shall procure electric power, water, sewer, fire protection (consisting only of sprinklers, fire extinguishers and smoke detectors), outside maintenance services (including plowing for the roads and parking lots of the Building) for the Premises directly from the Landlord (as defined in the Prime Lease).

         Section 2.04 SERVICES PROVIDED BY SUBLESSOR. Sublessor shall provide plant engineering services (including, but not limited to, heating and air conditioning maintenance and repair, ordinary interior repair, maintenance and security for the Premises), janitorial services, trash removal and interior window washing for the Premises. Sublessee shall reimburse Sublessor for expenses incurred in providing these services pursuant to the terms of Section 3.02.

         Section 2.05 COMPLIANCE WITH LAWS. Sublessee shall comply with all applicable federal, state and local laws, ordinances and regulations with respect to its use and occupancy of the Premises. Sublessee shall not permit the conduct of any business trade or occupation on the Premises, or anything to be done thereon which may void or make voidable any policy of insurance held by Sublessor thereon, or which will be unlawful, improper, noisy or offensive or contrary to any federal, state or local laws or regulations.

                                   ARTICLE III
                                      RENT

         Section 3.01 MONTHLY RENT. Sublessee shall pay Sublessor $8,320 per month as rent for the Premises during the Prime Term of this Sublease (the "Rent"). The first payment of the Rent shall be due and payable on the Commencement Date. Each subsequent payment of the Rent shall be due and payable on the same calendar day of each month for the term of the Sublease. In the event any such Rent shall not have been paid by the close of business on the fifth calendar day following the due date for such Rent, Sublessee shall pay to Sublessor a late fee equal to 5% of the overdue amount.

         Section 3.02 ADDITIONAL RENT. Sublessee shall pay as additional rent the costs associated with the services provided by Sublessor pursuant to Section
2.04 for the Premises (the "Additional Rent"). The Additional Rent shall be pro rated based on Sublessee's percentage occupancy of the Premises. Sublessee acknowledges that for the purposes of this Sublease, Sublessee shall be deemed to occupy 26% of the Premises.

                                   ARTICLE IV
                                      SIGNS

         Section 4.01 SIGNS. Sublessee shall have the right, at its expense, to maintain within or on the exterior of the Building such signs, directories or marquees as shall serve to identify Sublessee and to direct guests to Sublessee's place of business. Such signs, directories, or marquees shall be subject to Sublessor's approval, which shall not be unreasonably withheld. Sublessor agrees to prominently identify Sublessee by a sign located at the entrance to the Building as soon as reasonably practical after the Commencement Date, such sign to be of a design mutually approved by Sublessor and Sublessee and subject to compliance with local zoning ordinances.

                                    ARTICLE V
                             TRANSFER AND SUBLETTING

         Section 5.01 TRANSFER AND SUBLETTING. Sublessee shall not sublet, assign, transfer, vacate or in any manner dispose of the Premises or any part thereof for all or any part of the term of this Sublease without the prior written consent of Sublessor.

                                   ARTICLE VI
                              SURRENDER OF PREMISES

         Section 6.01 SURRENDER OF PREMISES. On the Termination Date, Sublessee shall peaceably surrender the Premises in its current condition, reasonable wear and tear excepted. Neither Sublessor nor Sublessee shall be required to remove asbestos containing building materials present upon the Premises as of the Commencement Date. Any personal property left upon the Premises on the Termination Date shall be deemed abandoned by Sublessee.


                                   ARTICLE VII
                            IMPROVEMENTS TO PREMISES

         Section 7.01 ALTERATIONS AND ADDITIONS. Sublessee shall not make any alterations, additions, or improvements over $25,000 to the Premises without the prior written consent of Sublessor. In no event shall any structural change or any change or modification to the structure of the Premises' heating, electrical, or plumbing services be undertaken by Sublessee or an employee or agent of Sublessee without Sublessor's prior written consent. Any approved alterations, additions, or improvements, shall be done in accordance with the applicable county, city and State laws and ordinances and building and zoning rules and regulations. Sublessee hereby expressly assumes full responsibility for all damages and for injuries which may result to any person or property by reason of or resulting from said alterations, additions, or improvements, and shall hold Sublessor harmless with respect thereto, except with respect to those injuries and damages arising out of Sublessor's fault or negligence. On the Termination Date, all alterations, additions, and improvements to the Premises shall become the property of Sublessor.

         Section 7.02 APPROVAL OF SUBLESSOR REQUIRED. No such alterations, additions or improvements may be commenced in the Premises, until Sublessee has prepared or had prepared plans and specifications for the work and obtained Sublessor's written approval therefor.

         Section 7.03 PAYMENT BY SUBLESSEE. Sublessee shall pay, when due, any and all sums of money that may be due for any labor services, materials, supplies or equipment alleged to have been furnished or to be furnished to or for Sublessee in, on, or about the Premises and which may be secured by any mechanics, material or other liens against the Premises or of Sublessor's interest therein, and Sublessee shall cause each such lien to be fully discharged and released at the time the performance of any obligation secured by any such lien matures or becomes due. Sublessor does not own the building.

                                  ARTICLE VIII
                                    LIABILITY

         Section 8.01 LIABILITY. Sublessor in no event shall be liable for, and Sublessee shall indemnify and hold harmless Sublessor from, any damage or injury to Sublessee or any agent or employee of Sublessee, or to any person or persons coming upon the Premises in connection with the occupancy by Sublessee of the Premises, or to any goods, chattels or other property of Sublessee, or any other person or persons which may during the term of this Sublease be located in the Premises unless Sublessor was responsible for such injury through Sublessor's own negligence or intentional act. Sublessor shall not be liable for, and Sublessee shall indemnify and hold harmless Sublessor from, any damage to Sublessee's personal property located within the Premises whether such damage is caused or contributed to by water, rain, snow, breakage of pipes, or leakage, in the event that such damage is due to the fault or negligence of Sublessee, its agents or employees. Sublessee shall carry insurance to cover damage by fire or other casualty to Sublessee's personal property.

                                   ARTICLE IX
                                   INSPECTION

         Section 9.01 SUBLESSOR'S INSPECTION. Subject to governmental security regulations and Sublessee's reasonable proprietary requirements, and upon prior notice, Sublessor and persons designated by Sublessor have the right to enter the Premises at reasonable hours to examine the same and to do such work as Sublessor is obligated to do under the terms of this Sublease, or to do such work as Sublessor shall deem necessary for the safety or preservation of the Premises; provided however, that the same shall not interfere unreasonably with the conduct of Sublessee's business.

         Section 9.02 QUIET ENJOYMENT. Subject to the terms of this Sublease, Sublessor covenants that, if Sublessee pays the Rent, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Sublessee shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Sublessor.

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.01 INDEMNIFICATION. Sublessee shall defend and indemnify Sublessor and agrees to hold Sublessor harmless from any injury, cost or damage to Sublessor or Sublessor's agents or employees and from any and all liability for injury to third persons or damage to the property of third persons, including expenses, and reasonable counsel fees to the extent occurring by reason of any negligent or unlawful acts or omissions of Sublessee, Sublessee's agents or employees occurring in, on, or about the Premises.

         Section 10.02. ENVIRONMENTAL INDEMNIFICATION. Sublessee shall defend and indemnify Sublessor and agrees to hold Sublessor harmless from any and all Damages (as defined below) arising during or after the term of this Sublease from or in connection with the use, storage, generation, disposal, discharge, release or emission of Hazardous Substances (as defined in Section 12.01) in, on or about the Premises by Sublessee, Sublessee's agents, employees, contractors or invitees. This indemnification shall expressly include, without limitation, any and all such Damages due to any Remedial Action (as defined below), and shall survive indefinitely after the expiration or termination of this Sublease.

         For the purposes of this Section 10.02, "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such person (with such amounts to be determined net of any resulting tax benefit and net of any refund or reimbursement of any portion of such amounts, including, without limitation, reimbursement by way of insurance, third party indemnification or the inclusion of any portion of such amounts as a cost under Government Contracts), but specifically excluding (i) any costs incurred by or allocated to Sublessor with respect to time spent by employees of Sublessor or any of its affiliates, (ii) any consequential, exemplary or punitive damages and (iii) the decrease in the value of any asset to the extent that such valuation is based on a use of such asset other than its use as of the Commencement Date.

         For the purposes of this Section 10.02, "Remedial Action(s)" means the investigation, clean-up or remediation of contamination or environmental degradation or damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, or emission of Hazardous Substances, including, without limitation, investigations, response and remedial actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, corrective action under the Resource Conservation and Recovery Act of 1976, as amended, and clean-up requirements under similar state Environmental Laws (as defined in Section 12.01).

                                   ARTICLE XI
                                   MAINTENANCE

         Section 11.01 MAINTENANCE OF PREMISES. Sublessee agrees to maintain the Premises, including the heating and electrical systems in the Premises, in substantially the same condition as they are on the Commencement Date, reasonable wear and tear, and damage by fire and other casualty excepted, acknowledging that the Premises are now in good condition. Sublessee shall not permit the Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste.

                                   ARTICLE XII
                              ENVIRONMENTAL SAFETY

         Section 12.01 HAZARDOUS SUBSTANCES. Sublessee shall not cause or permit any Hazardous Substances (as defined below) to be used, stored, generated or disposed of in, on or about the Premises by Sublessee, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in an office or light manufacturing environment. Any such Hazardous Substances permitted on the Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all Environmental Laws. Sublessee shall not discharge, release or emit Hazardous Substances on or about the Premises so as to pollute or contaminate air, soil (including sediment and subsurface soil), or water (including groundwater). Any testing, control, or treatment of discharges, releases or emissions of Hazardous Substances required as a result of Sublessee's use and occupancy of the Premises shall be solely the responsibility of Sublessee, and costs incurred by Sublessor in effecting any such tests, controls, or treatment shall be reimbursed by Sublessee to Sublessor upon demand as additional rent. Sublessor reserves the right to enter upon the Premises at any time throughout the term of this Lease to assure compliance with this Section 12.01.

         For the purposes of this Section 12.01 and Section 10.02, "Hazardous Substances" means substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," pollutants," or "contaminants," and any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste, or material, including, without limitation, asbestos and petroleum, its derivatives, by-products and other hydrocarbons, in each case as regulated under any Environmental Law.

         For the purposes of this Section 12.01 and Section 10.02, "Environmental Laws" means any and all past, present or future federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, codes, injunctions, judicial decisions, permits or governmental restrictions or agreements with any governmental authority, which relate to the environment, human health and safety, or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials or which impose liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendment and Reauthorization Act of 1984, as amended, the Toxic Substances Control Act, as amended, any other so-called "Superfund" or "Superlien" law, and the Occupational Safety and Health Act of 1970, as amended.

                                  ARTICLE XIII
                                     BREACH

         Section 13.01 BREACH OR DEFAULT BY SUBLESSEE. Any breach by Sublessee of any conditions of this Sublease, other than payment of the Rent pursuant to
Section 3.01 may be cured by Sublessor for the account of and at the expense of Sublessee, and any sums so advanced shall be paid to Sublessor on the first day of the following month. Further, if Sublessee shall fail to pay the Rent within 10 days after being due and having been provided with a written demand therefor, Sublessor shall have the right to recover the Rent owed (together with any applicable late fee) and to reenter and take possession of the Premises and cancel and annul the remainder of this Sublease. If Sublessee defaults in any condition or covenant of the Sublease or in performing the same, and fails to correct such default within 10 days of receiving the written notice of Sublessor thereof, Sublessor may, at its option, terminate this Sublease.

                                   ARTICLE XIV
                                      TAXES

         Section 14.01 REALTY TAXES. As between Sublessee and Sublessor, all real property taxes which have been or may be assessed by any lawful authority against the Building and the Premises shall be paid in accordance with the terms of the Prime Lease.

         Section 14.02 PERSONAL PROPERTY TAXES. Sublessee shall be liable for the payment of all taxes levied against any of Sublessee's personal property or trade fixtures placed in, on, or about the Premises, including, without limitation, the shelves, counters, vaults, vault doors, wall safes, partitions, machinery, and electrical or electronic equipment. If Sublessor is required to pay any of such taxes, Sublessee upon demand shall promptly reimburse Sublessor therefor.

                                   ARTICLE XV
                                    INSURANCE

         Section 15.01 LIABILITY INSURANCE. During the Term, Sublessee shall carry and keep in full force and effect at all times for the protection of Sublessor and Sublessee, comprehensive general liability insurance for bodily injury, death and damage to property of others, including Sublessee's legal liability for damage to the Premises and blanket contractual liability, with respect to all business conducted from the Premises and the use and occupancy thereof including the activities, operations and work conducted or performed by Sublessee, by any other person on behalf of Sublessee, by those for whom Sublessee is in law responsible, and by any other person on the Premises, with minimum limits of coverage of at least $1,000,000 for each occurrence of property damage and bodily injury with an aggregate of $3,000,000. Notwithstanding the foregoing, Sublessor shall have the right to require Sublessee to increase the minimum limits of coverage set forth above, from time to time, to the standard limits of coverage required for comparable property in the Hudson, New Hampshire area.

         Section 15.02 FIRE AND CASUALTY INSURANCE. Sublessee shall obtain and maintain in full force and effect throughout the Term insurance policies against fire, theft, vandalism, malicious mischief, leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the Hudson, New Hampshire area, insuring all of the improvements comprising part of the Premises, as well as Sublessee's improvements in the Premises, in an amount equal to not less than the full replacement value thereof.

         Section 15.03 POLICY REQUIREMENTS. All insurance policies carried by Sublessee pursuant to this Article XV, and any other insurance policies carried by Sublessee with respect to the Premises, shall: (i) be issued in form acceptable to Sublessor by good and solvent insurance companies licensed to do business in the State of New Hampshire and reasonably satisfactory to Sublessor;
(ii) name Sublessor and any other parties in interest, from time to time designated by notice from Sublessor to Sublessee, as an additional insured;
(iii) provide for at least 30 days prior written notice to Sublessor of any cancellation or material alteration of such policy or of any defaults thereunder; (iv) contain an express waiver of any right of subrogation by the insurance company against Sublessor and Sublessor's agents; (v) contain an automatic increase in insurance endorsement providing appropriate inflation protection; and (vi) have such other form and content as Sublessor may reasonably require.

                                   ARTICLE XVI
                          BANKRUPTCY, WAIVER OR DEFAULT

         Section 16.01 BANKRUPTCY, WAIVER OR DEFAULT. In the event Sublessee files a voluntary petition in bankruptcy, makes assignment for the benefit of creditors, or is adjudged a bankrupt, or if a receiver, trustee or custodian is appointed for Sublessee by any court, or if Sublessee files any petition for relief under any section of the bankruptcy laws of the United States now in force or hereafter enacted, or if Sublessee takes advantage of any insolvency act, or if the interest of Sublessee shall be sold under any execution or other legal process issued out of any court, or if Sublessee shall abandon or vacate the Premises during the term of this Sublease, or if Sublessee shall breach any promise or covenant herein, then in any such event it shall be lawful for Sublessor at any time thereafter, at its option upon ten 10 days written notice to Sublessee, to re-enter said premises and again have possession thereof and occupy the same as if this Sublease had not been made, and thereupon this Sublease shall cease and become null and void.

                                  ARTICLE XVII
                                  SUBORDINATION

         Section 17.01 SUBORDINATION. This Sublease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part and Sublessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Sublease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

         Section 18.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to Sublessee:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention:  Senior Vice President and
                                       Chief Financial Officer
                            Facsimile: (301) 897-6083

         with a copy to:

                           Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention:  Senior Vice President and
                                       General Counsel
                           Facsimile:  (301) 897-6791

                           and

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland  21202
                           Attention:  Glenn C. Campbell
                           Facsimile:  (410) 385-3700
         if to Sublessor:

                           Benchmark Electronics, Inc.
                           3000 Technology Drive
                           Angleton, Texas  77515
                           Attention:  President and Chief
                                       Executive Officer
                           Telecopy:  (409) 848-5269

         with a copy to:

                           Bracewell & Patterson, L.L.P.
                           2900 South Tower
                           Penzoil Place
                           Houston, Texas  77002
                           Attention:  John R. Brantley
                           Facsimile:  (713) 221-1212

or to such addresses or telecopy numbers and with such other copies, as such party may hereafter specify for the purpose of notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 18.01 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 18.01.

         Section 18.02 EMINENT DOMAIN. If the whole or any part of the Premises shall be taken by public authority under the power of eminent domain, then the term of this Sublease shall cease on the part so taken from the day that possession of that part shall be required for any purpose by said public authority, and the Rent shall be paid up to that day, and if such portion of the Premises are so taken as to, in Sublessee's opinion, destroy the usefulness of the Premises for the purpose for which the Premises were leased, then, from that day, Sublessee shall have the right either to terminate this Sublease and declare the same null and void, or to continue in the possession of the remainder of the same under the terms herein provided, except that the Rent shall be reduced in proportion to the amount of the Premises taken based on the value of the portion taken to the value of the remaining part. All damages awarded for such taking shall belong to and be the property of Sublessor, including such damages as shall be awarded as compensation for diminution in value to the leasehold, provided, however, that Sublessor shall not be entitled to any portion of the award made to Sublessee for Sublessee's furnishings or Sublessee's business relocation expenses.

         Section 18.03 DESTRUCTION OF PREMISES. If, during the term of this Sublease, the Premises are totally or partially destroyed from any cause, rendering the Premises totally or partially inaccessible or unusable, Sublessor shall restore the destruction if the restoration can be made under the existing laws and can be completed within 120 working days after the destruction. Such destruction shall not terminate the Sublease. During the period that the premises are being restored

Sublessee shall neither pay nor owe the Rent to Sublessor. If the restoration cannot be made within 120 days, then within 10 days after such destruction Sublessee or Sublessor can terminate this Sublease immediately by giving written notice and, thereafter, neither party shall bear any further liability under this Sublease.

         Section 18.04 ENTIRE AGREEMENT. This Sublease contains all representations, understandings, agreements and commitments of Sublessor and Sublessee, and any other written or oral statements of promises of any type whatsoever shall be null and void and of no effect whatsoever in the interpretation of this Sublease.

         Section 18.05 APPLICABLE LAW; JURISDICTION. This Sublease shall be construed in accordance with the laws of the State of New Hampshire without reference to the conflicts of laws principles thereof. The forum for any disputes arising hereunder shall be a court of competent jurisdiction sitting in the State of New Hampshire, and by executing this Lease, Landlord and Tenant consent to such jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Sublease to be executed the date first above written.

                                             SUBLESSOR:

                                             BENCHMARK ELECTRONICS, INC.


                                             By:__________________________(SEAL)
                                             Name:
                                             Title:


                                             SUBLESSEE:

                                             LOCKHEED MARTIN
                                             CORPORATION, by LMC
                                             Properties, Inc.,
                                             attorney-in-fact under
                                             irrevocable power of
                                             attorney dated June 5, 1996

                                             By:__________________________(SEAL)
                                             Name:
                                             Title:

                                                                  ATTACHMENT VII

                CONSENTS AND APPROVALS REQUIRED PRIOR TO CLOSING

                                      None

                                      VII-1